As filed with the Securities and Exchange Commission on December 17, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Token Cat Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

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Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9F, Ruihai Building, No. 21 Yangfangdian Road
Haidian District
Beijing, 100038
The People’s Republic of China
(+86-10) 6399-8902
(Address and telephone number of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address and telephone number of agent for service)

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Copies to:

Jiang Jing
United Securities Legal Group, APC
A Professional Law Corporation
1968 South Coast Hwy, #2854,
Laguna Beach, California, 92651, the U.S.
Tel/Email: +1 917 985 7989; Chairman@USLegal.Group

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated December 17, 2025

Token Cat Limited

Class A Ordinary Shares
Class A Ordinary Shares represented by American Depositary Shares
Preferred Shares
Debt Securities
Warrants
Units

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares (“ADSs”), preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$500,000,000.

We are not a Chinese operating company. Token Cat Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our value-added telecommunications business in the U.S., Singapore, Hong Kong, and China through our subsidiaries in China, the VIEs, and their subsidiaries. We, through TuanYuan, Sangu Maolu and Chema Beijing, our wholly owned subsidiaries in China (“WFOEs”), entered into a series of contractual arrangements with the VIEs, TuanChe Internet, Drive New Media, Internet Drive Technology and Haina Shuke (formerly known as Tansuojixian Beijing), and their respective shareholders. We, together with the VIEs, are subject to PRC laws relating to, among others, restrictions over foreign investments in value-added telecommunications services set out in the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Version) (the “Negative List (2024 Version)”), promulgated by the Ministry of Commerce (“MOFCOM”), and the National Development and Reform Commission (the “NDRC”), in China. Our contractual arrangements with the VIEs enable us to (1) exercise effective control over the VIEs; (2) receive substantially all of the economic benefits of the VIEs; and (3) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. As a result, we operate our value-added communications business in China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. Our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. Neither we nor our subsidiaries own any share in the VIEs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs. Because of our corporate structure, we are subject to risks due to the interpretation and the application of the current PRC laws and regulations or new PRC laws and regulations promulgated in the future, including but not limited to limitation on foreign ownership of value-added telecommunications service companies, and the PRC regulatory authorities may revoke the operating licenses of the VIEs, or require us to restructure our ownership structure or operation, if they found our contractual arrangements do not comply with the limitations on foreign ownership. Our contractual agreements may not be effective in providing control over the VIEs. We may also be subject to sanctions imposed by PRC regulatory agencies, including Chinese Securities Regulatory Commission, if we fail to comply with their rules and regulations. In 2022, 2023 and 2024, our PRC subsidiaries received cash of nil, nil and nil, respectively, from the VIEs for services rendered to the VIEs and their subsidiaries. In 2022, 2023 and 2024, our PRC subsidiaries paid cash of nil, nil and nil, respectively, to the VIEs for services provided by the VIEs and their subsidiaries.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in China. A China-based company shall comply with applicable laws, regulations and regulatory requirements including without limitations, offshore offerings and cybersecurity and data privacy. We may need to make material changes in our operations to comply with those requirements and/or the value of the ADSs might be affected. PRC government’s certain administrative requirements in regulating our and the VIE’s operations, the overseas offering and listing of China-based issuers, and foreign investments could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and in this nature may result in adverse effect on the value of such securities and cause the value of such securities to significantly decline or be worthless. The business of us and the VIEs shall also be conducted in compliance with applicable regulatory requirements of the PRC government and our operations or the development of the value-added telecommunications service may be affected if further regulatory requirements are promulgated or enacted. Furthermore, the PRC government has recently exerted more oversight and control over overseas securities offerings and foreign investment in China-based companies, and these rules could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and may result in adverse effect and/or cause the value of such securities to significantly decline or in extreme cases, become worthless. For further details, see “Item 3. Key Information-D. Risk Factors-Risks Related to Our Corporate Structure” and “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China.” of our Company’s Form 20-F (Annual report — foreign issuer) dated March 28, 2025.

The ADSs are listed on the Nasdaq Capital Market under the symbol “TC.” The last reported sale price of the ADSs on December 16, 2025 was US$15.34 per ADS.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, as of December 16, 2025, was approximately US$29.48 million, which was calculated based on 9,224,472,378 Class A ordinary shares held by non-affiliates (represented by 1,921,765.08 ADS, each ADS represents 4,800 Class A Ordinary Shares, and the 1,237,314,316 Class A ordinary shares newly issued by the Company on December 15, 2025 under its Form S-8) and the per ADS price of US$15.34, which was the closing price of the ADSs representing our Ordinary Shares on December 16, 2025.

During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to one hundred (100) votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. See “Description of Share Capital.”

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies, regulatory review of overseas listing of companies in mainland China through a special purpose vehicle, and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be effective in providing control over the VIEs. To the extent practicable commercially and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in mainland China and cease substantially all of the operation of the VIEs within the next three to five years. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. In 2021, our subsidiaries in mainland China received cash of RMB2.0 million from the VIEs for services rendered to the VIEs and their subsidiaries. In 2021, our subsidiaries in mainland China paid cash of RMB0.6 million to the VIEs for services rendered by the VIEs and their subsidiaries. The foregoing cash flows include all distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs as of the date of this prospectus. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business and we do not expect to pay any cash dividends in the foreseeable future. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 5. Operating and Financial Review and Prospects — Financial Information Related to the VIEs” and “Item 5. Operating and Financial Review and Prospects — Cash Flows through Our Organization” in our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on March 28, 2025 (the “2024 Form 20-F”), which is incorporated herein by reference, and “Prospectus Summary — Financial Information Related to the VIEs” and “Prospectus Summary — Cash Flows through Our Organization” in this prospectus.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Prospectus Summary — Cash Flows through Our Organization” and “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus. See “Prospectus Summary — Financial Information Related to the VIEs” for the reconciliation between the deconsolidated financial information of our Cayman Islands holding company, our subsidiaries and the VIEs and our condensed consolidated financial statements.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2024 Form 20-F and “Risk Factors — Risks Related to Doing Business in China” in this prospectus.

Changing of the Ratio of the ADSs to Class A Ordinary Shares on January 26, 2024:    Effective on January 26, 2024, we changed the ratio of the ADSs to Class A ordinary shares from the then ADS ratio of one ADS to sixteen (16) Class A ordinary shares to a new ADS ratio of one ADS representing 240 Class A ordinary shares.

Closing of the Registered Direct Offering by the Company on October 28, 2024:    On October 24, 2024, the Company entered into certain securities purchase agreement (the “Purchase Agreement”) with certain non-affiliated institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell (1) 241,677 American Depositary Shares (the “ADSs”), and (2) certain pre-funded warrants to purchase up to 520,042 ADSs (the “Pre-Funded Warrants”) in a registered direct offering, and (3) in a concurrent private placement, restricted warrants to purchase an aggregate of up to 761,719 ADSs (the “Restricted Warrants”), for aggregate gross proceeds of approximately $1.1 million. This offering was closed by the Company on October 28, 2024. Please refer to the Form 6-K of the Company dated October 30, 2024.

Changing of the Company’s Name on February 12, 2025:    The Company’s ADSs continue trading on the Nasdaq Capital Market under the trading symbol “TC”, and the CUSIP number shall remain unchanged.

Closing of a Private Placement Transaction on June 27, 2025:    As previously disclosed in the Form 6-K dated March 3, 2025, the Company has entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell up to an aggregate of 7,357,500,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), at a price of $0.0031317 per Share, for an aggregate purchase price of approximately $23 million (the “Offering”). The Company plans to use the proceeds from the Offering for the launch of a new multi-channel platform of operations and for working capital and general corporate purposes. Upon satisfying all closing conditions, this offering was consummated on June 27, 2025. The Company issued an aggregate of 7,357,500,000 Class A Ordinary Shares to the Purchasers. The form of the SPA was furnished as Exhibit 99.1 to the Form 6-K dated February 28, 2025. Following the closing of this offering, the Company has an aggregate of 8,120,221,103 ordinary shares issued and outstanding (consisting of 8,064,960,523 Class A Ordinary Shares and 55,260,580 Class B ordinary shares of the Company).

Changing of the Ratio of the ADSs to Class A Ordinary Shares on or about August 29, 2025:    Effective on or about August 29, 2025, we changed the ratio of the ADSs to Class A ordinary shares from the then ADS ratio of one ADS to 240 Class A ordinary shares to a new ADS ratio of one ADS representing 4,800 Class A ordinary shares. Unless otherwise indicated, ADSs and per ADS amount in this prospectus have been retroactively adjusted to reflect the change in ratio for all periods presented.

Enter into and Approval of a Disposition Agreement on September 10, 2025:    On September 10, 2025, Token Cat Limited entered into a share purchase agreement with Prime Management Group Limited, a British Virgin Islands company (the “Buyer”), Long Ye International Limited, a Cayman Islands company (“Long Ye”), Long Ye Information Technology Limited, a Hong Kong company (“Long Ye HK”), Beijing Sangu Maolu Information Technology Co., Ltd., a PRC company (“Sangu Maolu”), TuanChe Information Limited, a Hong Kong company, (“Tuanche HK”), TuanYuan Internet Technology (Beijing) Co., Ltd., a PRC company (“TuanYuan”), TuanChe Group Inc., a Cayman Islands company, (“Tuanche Cayman”), Tuanche Information Group Limited, a Hong Kong company (“Tuanche Info”), Chema Technology (Beijing) Co., Ltd., a PRC company (“Chema”, together with Long Ye, Long Ye HK, Beijing Maolu, Tuanche HK, TuanYuan, Tuanche Cayman and Tuanche Info, the “Targets”) (the “Agreement”). Before the completion of the Disposition, the Company owned 100% of the issued shares of the Targets. Under the Agreement, the Company is to sell 100% equity interest of the Targets to the Buyer in exchange for nominal cash consideration of

$1 (the “Disposition”). Upon the closing of the Disposition, the Buyer will become the sole shareholder of the Targets and as a result, assume all assets and liabilities of the Targets and subsidiaries owned or controlled by the Target. The closing of the Disposition is subject to the satisfaction or waiver of certain closing conditions including the payment of the nominal cash consideration, the receipt of a fairness opinion from an independent firm, and approval by the Company’s shareholders. On October 13, 2025, the Disposition was approved by the Company’s shareholders on the Company’s extraordinary general meeting of shareholders.

Progress of the Closing of the Disposition:    on October 30, 2025, the Company has completed the sale of 100% equity interests in Long Ye International Limited (a Cayman company) and 100% equity interests in TuanChe Group Inc. (a Cayman company) to the Buyer, thereby completed the sale and disposition those 2 companies and all subsidiaries and VIE entities associated with those 2 companies. However, as of the date of this Prospectus, the Company has not completed the sale and disposition of TuanChe Information Limited (a Hong Kong company). Therefore, as of the date of this Prospectus: (i) the Company remains to be the 100% shareholder of TuanChe Information Limited, and (ii) TuanChe Information Limited and the VIE entities associated with it (which are TuanChe Internet Information Service (Beijing) Co., Ltd. and TuanChe (Beijing) Automobile Sales & Service Co., Ltd.) have not been sold or disposed of by the Company. The Company reasonably expects that it will complete its sale of TuanChe Information Limited in the near future, thereby completing the Disposition. For detailed information on the latest progress of the Disposition, please refer to the Company’s Form 6-K dated September 17, 2025 and October 15, 2025.

2025 Stock Incentive Plan of the Company:    on December 10, 2025, the Company adopted its 2025 Stock Incentive Plan, pursuant to such plan, the maximum aggregate number of Shares that may be issued under such Plan is 1,237,314,318 Shares. On December 15, 2025, the Company newly issued 1,237,314,316 Class A ordinary shares according to such Plan. For detailed information on the Company’s 2025 Stock Incentive Plan, please refer to the Form S-8 of the Company dated December 11, 2025.

As of the date of this prospectus the Company has an aggregate of 9,541,337,019 ordinary shares issued and outstanding, consisting of 9,486,076,439 Class A Ordinary Shares and 55,260,580 Class B ordinary shares of the Company.

Our financial statements contained in the 2024 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report. We have not been identified by the Securities and Exchange Commission (the “SEC”) as a commission-identified issuer under the Holding Foreign Companies Accountable Act (the “HFCA Act”) as of the date of this prospectus. If, in the future, we have been identified by the SEC for three consecutive years (or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is signed into law) as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States.

Investing in these securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2025.

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ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•        “ADRs” refers to the American depositary receipts which, if issued, evidence the ADSs;

•        “ADSs” refers to American depositary shares, each of which represents four thousand and eight hundred (4,800) Class A ordinary shares;

•        “auto dealer(s)” refers to both franchised dealers and secondary dealers;

•        “CAGR” refers to compound annual growth rate;

•        “CAC” means Cyber Space Administration of China;

•        “Changsha Feixingjia Information Technology Co., Ltd.” refers to a wholly owned subsidiary of Shenzhen Feixingjia Information Technology Co., Ltd.;

•        “China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•        “CSRC” means China Securities Regulatory Commission;

•        “Disposition” means the transaction contemplated under the share purchase agreement entered by the Company on September 10, 2025 with Prime Management Group Limited, a British Virgin Islands company (the “Buyer”), Long Ye International Limited, a Cayman Islands company (“Long Ye”), Long Ye Information Technology Limited, a Hong Kong company (“Long Ye HK”), Beijing Sangu Maolu Information Technology Co., Ltd., a PRC company (“Sangu Maolu”), TuanChe Information Limited, a Hong Kong company, (“Tuanche HK”), TuanYuan Internet Technology (Beijing) Co., Ltd., a PRC company (“TuanYuan”), TuanChe Group Inc., a Cayman Islands company, (“Tuanche Cayman”), Tuanche Information Group Limited, a Hong Kong company (“Tuanche Info”), Chema Technology (Beijing) Co., Ltd., a PRC company (“Chema”) for the disposition of the Targets (defined below). Under such Disposition Agreement, the Company will sell 100% equity interest of the Targets to the Buyer in exchange for nominal cash consideration of $1. The Disposition has been approved by the Company’s shareholders on October 13, 2025;

•        “franchised dealer(s)” refers to primary dealers authorized to sell the products of a single brand of automobiles that integrate four standard automotive related businesses, including sales, spare parts, service and survey;

•        “GMV” refers to gross merchandise value, reflecting the total sales dollar value for automobiles sold through our marketplace;

•        “industry customer(s)” refers to business customers to which we offer services, including auto dealers, automakers, automobile accessory manufacturers, aftermarket service providers and other automotive related goods and service providers;

•        “NEV” refers to new energy vehicles;

•        “ordinary shares” or “shares” refer to our Class A and Class B ordinary shares of par value US$0.0001 per share;

•        “RMB” or “Renminbi” refers to the legal currency of China;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “secondary dealer(s)” refers to car dealers that have no automobile manufacturers certification and do not have specific sales brand restrictions;

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•        “Shenzhen Feixingjia Information Technology Co., Ltd.” refers to a wholly owned subsidiary of New TuanChe HongKong Limited (HK);

•        “Targets” means, collectively, Chema, Long Ye, Long Ye HK, Beijing Maolu, Tuanche HK, TuanYuan, Tuanche Cayman and Tuanche Info (as defined in “Disposition” above in this section);

•        “US$,” “U.S. dollars,” “$” or “dollars” refers to the legal currency of the United States of America;

•        “VIEs” refers to TuanChe Internet Information Service (Beijing) Co., Ltd., Shenzhen Drive New Media Co., Ltd., Beijing Internet Drive Technology Co., Ltd. and/or Haina Shuke (Beijing) Technology Co., Ltd. (formerly known as Tansuojixian Technology (Beijing) Co., Ltd.), and their respective subsidiaries, as the context requires; and

•        “we,” “us,” “our,” “our company,” or “Token Cat”, “TuanChe” refers to Token Cat Limited (previously named “TuanChe Limited” before February 12, 2025) and its subsidiaries.

Names of certain companies provided in this prospectus are translated or transliterated from their original Chinese legal names.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that Token Cat Limited, our ultimate Cayman Islands holding company, is not an operating company, and we conduct our operations in mainland China described in this prospectus primarily through our subsidiaries in mainland China, the VIEs, and their subsidiaries.

Our Corporate Structure and Contractual Arrangements with the VIEs

Token Cat Limited, our ultimate Cayman Islands holding company and the entity in which investors are purchasing their interest, does not have any substantive operations. We carry out our value-added telecommunications business in the U.S., Singapore, Hong Kong, and mainland China through our subsidiaries in mainland China, the VIEs, and their subsidiaries. We, through our WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs.

The following diagram illustrates our corporate structure, including our principal subsidiaries and affiliated entities before the Disposition:

Token Cat limited (Cayman)
100%
100%
Long Ye International Limited
100%
Long Ye Information Technology Limited
TuanChe Information Limited (Hong Kong)
100%
TuanChe Group Inc. (Cayman)
100%
TuanChe Information Group Limited (Hong Kong)
100%
New TuanChe New York Inc.
100%
New TuanChe PTE. LTD. (Singapore)
100%
New TuanChe Hong Kong Limited
100%
NEW TUANCHE COLORADO INC
100%
Outside China
Inside China
Beijing Sangu Maolu Information Technology Co., Ltd
TuanYuan Internet Technology (Beijing) Co., Ltd. ("TuanYuan")
Wei Wen
Jianchen Sun
Congwu Cheng
77.59%
20.00%
2.41%
Hainashuke (Beijing) Technology Co., Ltd.
Chema Technology (Beijing) Co., Ltd.
深圳飞行家信息技术有限公司
100%
长沙飞行之家信息技术有限公司
Wei Wen
Jianchen Sun
Xingyu Du
Qiuhua Xu
Zhen Ye
Zijing Zhou
69.8208%
15.2170%
13.2840%
0.9972%
0.5836%
0.0973%
Mingyou Li
Xingyu Du
Xingyu Du
Yanfang Han
Shenzhen Drive New Media Co., Ltd
Beijing International Drive Technology Co., Ltd
TuanChe Internet Information Service (Beijing) Co., Ltd. ("TuanChe Internet")
100%
TuanChe (Beijing) Automobile Sales & Service Co., Ltd
Equity Interest
Contractual arrangements

On October 13, 2025, the Disposition was approved by the Company’s shareholders on the Company’s extraordinary general meeting of shareholders. For detailed information on this proposed Disposition, please refer to the Company’s Form 6-K dated September 17, 2025 and Oct 15, 2025. On October 30, 2025, the Company has completed the sale of 100% equity interests in Long Ye International Limited (a Cayman company) and 100% equity interests in TuanChe Group Inc. (a Cayman company) to the Buyer, thereby completed the sale and disposition those 2 companies and all subsidiaries and VIE entities associated with those 2 companies. However, as of the date of this Prospectus, the Company has not completed the sale and disposition of TuanChe Information Limited (a Hong Kong company). Therefore, as of the date of this Prospectus: (i) the Company remains to be the 100% shareholder of TuanChe Information Limited, and (ii) TuanChe Information Limited and the VIE entities associated with it (which are TuanChe Internet Information

Service (Beijing) Co., Ltd. and TuanChe (Beijing) Automobile Sales & Service Co., Ltd.) have not been sold or disposed of by the Company. The Company reasonably expects that it will complete its sale of TuanChe Information Limited in the near future, thereby completing the Disposition.

The following diagram illustrates our corporate structure, including our principal subsidiaries and affiliated entities, after the completion of the Disposition as described in “ABOUT THIS PROSPECTUS” above:

We, through the WFOEs, have entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any share in the VIEs. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs with ours only if we meet the conditions for consolidation under U.S. GAAP. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we operate our value-added telecommunications business in mainland China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our and/or the VIE’s operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in mainland China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we, our subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. See “Risk Factors — Risks Relating to the Corporate Structure.”

Our Contractual Arrangements

PRC laws and regulations place certain restrictions on foreign investment in value-added telecommunications service businesses. We conduct our operations in mainland China principally through our subsidiaries in mainland China, the VIEs, and their subsidiaries (collectively, the “consolidated affiliated entities”). Before the Disposition, we have entered into a series of contractual arrangements, through TuanYuan, Sangu Maolu or Chema Beijing (as applicable), with each of the VIEs and their respective shareholders, respectively, which enable us to:

•        exercise significant influence over each of our consolidated affiliated entities;

•        receive substantially all of the economic benefits of our consolidated affiliated entities; and

•        have an exclusive call option to purchase all or part of the equity interests in and/or assets of each of our VIEs when and to the extent permitted by PRC laws.

As a result of these contractual arrangements, we are the primary beneficiary of the consolidated affiliated entities, and, therefore, have consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP.

Below is a summary of the currently effective contractual arrangements by and among our WFOEs, the VIEs and their respective shareholders.

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between each of the VIEs and the applicable WFOE, the respective WFOE has the exclusive right to provide or designate any third party to provide, among other things, comprehensive business support, technical support and consulting services to the VIEs. In exchange, the VIEs pay service fees to the respective WFOE in an amount determined at such WFOE’s discretion. Without the prior written consent of the applicable WFOE, the VIEs cannot accept any consulting and/or services provided by or establish similar cooperation relationship with any third party. Such WFOE owns the exclusive intellectual property rights created as a result of the performance of this agreement. The agreement shall remain effective unless unilaterally terminated by such WFOE with a written notice or pursuant to other provisions of the agreement, whereas the VIEs do not have any right to unilaterally terminate the exclusive business cooperation agreement.

Exclusive Call Option Agreement

Under the exclusive call option agreement among the applicable WFOE, each of the VIEs and their respective shareholders, each of the shareholders of the VIEs irrevocably granted such WFOE a right to purchase, or designate a third party to purchase, all or any part of their equity interests in the VIEs at a purchase price equal to the lowest price permissible by the then-applicable PRC laws and regulations at such WFOE’s sole and absolute discretion to the extent permitted by PRC law. The shareholders of the VIEs shall promptly give all considerations they received from the exercise of the options to our WFOEs (as applicable). Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not enter into any major contract except for those entered in the daily business operations. Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not sell, transfer, license or otherwise dispose of any of the VIEs’ assets or allow any encumbrance of any assets. The VIEs shall not be dissolved or liquidated without the written consent by the applicable WFOE. This agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the exclusive call option agreement.

Equity Pledge Agreement

Under the equity interest pledge agreement among the applicable WFOE, each of the VIEs and their respective shareholders, the VIEs’ shareholders pledged all of their equity of the VIEs to WFOEs as security for performance of the obligations of the VIEs and their respective shareholders under the exclusive call option agreement, the exclusive business cooperation agreement and the powers of attorney. If any of the specified events of default occurs, the respective WFOE may exercise the right to enforce the pledge immediately. Such WFOE may transfer all or any of its rights and obligations under the equity pledge agreement to its designee(s) at any time. The equity pledge agreement is binding on the VIEs’ shareholders and their successors. The equity pledge agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the equity interest pledge agreement.

Powers of Attorney

Pursuant to the powers of attorney executed by the shareholders of the VIEs, each of them irrevocably authorized the applicable WFOE to act on their respective behalf as exclusive agent and attorney, with respect to all rights of shareholders concerning all the equity interest held by each of them in the VIEs, including but not limited to the right to attend shareholder meetings on behalf of such shareholder, the right to exercise all shareholder rights and the voting rights (including the right to sell, transfer, pledge and dispose of all or a portion of the equity interests held by such shareholder), and the right to appoint legal representatives, directors, supervisors and chief executive officers and other senior management.

In the opinion of our prior PRC legal counsel, the contractual arrangements among WFOEs, the VIEs and their respective shareholders are valid, binding and enforceable under applicable PRC law currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, our prior PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC legal counsel. For a description of the risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Spousal Consent Letters

Pursuant to the spousal consent letters, each of the spouses of the individual shareholders of the VIEs unconditionally and irrevocably agrees that the equity interest in the VIEs held by and registered in the name of her respective spouse will be disposed of pursuant to the relevant equity pledge agreement, the exclusive call option agreement and the powers of attorney. In addition, each of them agrees not to assert any rights over the equity interest in the VIEs held by his or her respective spouse. In addition, in the event that any of them obtains any equity interest in the VIEs held by her respective spouse for any reason, such spouse agrees to be bound by similar obligations and agreed to enter into similar contractual arrangements.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. The legal system in the PRC is not as developed as in other jurisdictions such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements and doing so may be costly. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be as effective as direct ownership in providing control over the VIEs. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Cash Flows through Our Organization

Token Cat Limited is a holding company with no material operations of its own. We currently conduct our operations through our WFOEs, the VIEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends through Token Cat Limited (the “Parent”), our WFOEs will transfer the dividends to TuanChe Information Limited in accordance with the laws and regulations of the PRC, and then TuanChe Information Limited will transfer the dividends to the Parent, and the dividends will be distributed from the Parent to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

In 2022, 2023 and 2024, our PRC subsidiaries received cash of nil, nil and nil, respectively, from the VIEs for services rendered to the VIEs and their subsidiaries. In 2022, 2023 and 2024, our PRC subsidiaries paid cash of nil, nil and nil, respectively, to the VIEs for services provided by the VIEs and their subsidiaries.

Dividend Distribution to U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries has issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business. As a result, we do not expect to pay and cash dividends in the foreseeable future.

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Under applicable PRC laws and regulations, our subsidiaries in mainland China are permitted to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in mainland China are required to allocate at least 10% of their accumulated profits each year, if any, to fund statutory reserves of up to 50% of the registered capital of the enterprise. Statutory reserves are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust the taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our WFOEs’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements.

Restrictions on Our and the VIEs’ Ability to Transfer Cash Out of Mainland China

To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries in mainland China and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus.

The following table sets forth the respective revenue contributions of (1) the VIEs and (2) Token Cat Limited (the “Parent”) and our subsidiaries for the periods indicated both in absolute amount and as a percentage of total revenues.

	For the year ended December 31,
	2022		2023		2024
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
The VIEs	95,382	52.1	68,167	42.0	50,152	6,871	102.0
Parent and our subsidiaries	87,806	47.9	94,200	58.0	(976)	(134)	(2.0)
Total revenues	183,188	100.0	162,367	100.0	49,176	6,737	100.0

The following table sets forth the respective asset contributions of (1) the VIEs and (2) Parent and our subsidiaries as of the date indicated both in absolute amount and as a percentage of total assets.

	As of December 31,
	2022		2023		2024
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
The VIEs	181,215	77.0	163,789	137.2	142,595	19,535	323.0
Parent and our subsidiaries	54,054	23.0	(44,441)	(37.2)	(98,452)	(13,487)	(223.0)
Total assets	235,269	100.0	119,348	100.0	44,143	6,048	100.0

Financial Information Related to the VIEs

The following table presents the consolidated balance sheet information relating to Token Cat Limited (the “Parent”), the VIEs and the non-variable interest entities as of December 31, 2023 and 2024.

	As of December 31, 2023
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Cash, cash equivalents and restricted cash	3,004	3,987	8,991	11	—	15,993
Amount due from the subsidiaries of the Group	135,144	123,349	147,176	10,437	(416,106)	—
Other current assets	9,797	30,622	5,510	73	—	46,002
Total current assets	147,945	157,958	161,677	10,521	(416,106)	61,995
Long-term investments	—	5,564	—	—	—	5,564
Investments in subsidiaries, VIEs and subsidiaries of VIEs	(113,494)	—	—	740,047	(626,553)	—
Operating lease right-of-use assets, net	—	267	5,439	—	—	5,706
Goodwill	—	—	45,561	—	—	45,561
Other non-current assets	—	—	522	—	—	522
Total non-current assets	(113,494)	5,831	51,522	740,047	(626,553)	57,353
Total assets	34,451	163,789	213,199	750,568	(1,042,659)	119,348
Accounts payable	—	838	9,568	—	—	10,406
Amount due to the subsidiaries of the Group	2,741	250,341	223,158	14,011	(490,251)	—
Short-term borrowings	—	14,487	1,200	—	—	15,687
Short-term operating lease liabilities	—	659	3,431	—	—	4,090
Other current liabilities	8,274	28,659	19,647	1	—	56,581
Total current liabilities	11,015	294,984	257,004	14,012	(490,251)	86,764
Long-term borrowings	—	3,000	—	—	—	3,000
Warrant liability	3,952	—	—	—	—	3,952
Lease liabilities, non-current	—	—	6,099	—	—	6,099
Other non-current liabilities	—	49	—	—	—	49
Total non-current liabilities	3,952	3,049	6,099	—	—	13,100
Total liabilities	14,967	298,033	263,103	14,012	(490,251)	99,864
Total equity/(deficit)	19,484	(134,244)	(49,904)	736,556	(552,408)	19,484

	As of December 31, 2024
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Cash, cash equivalents and restricted cash	257	1,178	4,551	4,354	—	10,340
Amount due from the subsidiaries of the Group	143,044	122,613	130,706	16,424	(412,787)	—
Other current assets	—	12,708	14,926	73	—	27,707
Total current assets	143,301	136,499	150,183	20,851	(412,787)	38,047
Long-term investments	—	6,096	—	—	—	6,096
Investments in subsidiaries, VIEs and subsidiaries of VIEs	(205,108)	—	—	750,987	(545,879)	—
Operating lease right-of-use assets, net	—	—	—	—	—	—
Goodwill	—	—	—	—	—	—
Other non-current assets	—	—	—	—	—	—
Total non-current assets	(205,108)	6,096	—	750,987	(545,879)	6,096
Total assets	(61,807)	142,595	150,183	771,838	(958,666)	44,143
Accounts payable		5,332	8,543	—	—	13,875
Amount due to the subsidiaries of the Group	3,015	231,968	144,121	24,533	(403,637)	—
Short-term borrowings	—	19,734	12,000	—	—	31,734
Short-term operating lease liabilities	—	—	3,378	—	—	3,378
Other current liabilities	7,429	23,266	19,935	3,415	—	54,045
Total current liabilities	10,444	280,300	187,977	27,948	(403,637)	103,032
Long-term borrowings	—	10,000	—	—	—	10,000
Warrant liability	68,556	—	—	—	—	68,556
Lease liabilities, non-current	—	—	3,362	—	—	3,362
Other non-current liabilities	—	—	—	—	—	—
Total non-current liabilities	68,556	10,000	3,362	—	—	81,918
Total liabilities	79,000	290,300	191,339	27,948	(403,637)	184,950
Total equity/(deficit)	(140,807)	(147,705)	(41,156)	743,890	(555,029)	(140,807)

The following table presents the consolidated statements of operations and comprehensive loss and cash flows relating to the Parent, the VIEs and the non-variable interest entities for the years ended December 31, 2022, 2023 and 2024.

Consolidated statements of operations and comprehensive (loss)/income data

	Year Ended December 31, 2022
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net revenues	—	95,382	92,687	4,477	(9,358)	183,188
Cost of revenues	—	(5,741)	(64,796)	—	—	(70,537)
Operating expenses	(20,637)	(58,561)	(154,474)	(7,632)	9,358	(231,946)
(Loss)/income from operations	(20,637)	31,080	(126,583)	(3,155)	—	(119,295)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(157,587)	—	—	—	157,587	—
Other income/(expenses), net	11,734	(16,756)	(48,152)	528	—	(52,646)
Income tax expense	—	5,451	—	—	—	5,451
Net (loss)/income	(166,490)	19,775	(174,735)	(2,627)	157,587	(166,490)
	Year Ended December 31, 2023
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net revenues	—	68,167	98,869	—	(4,669)	162,367
Cost of revenues	—	(14,255)	(54,687)	—	—	(68,942)
Operating expenses	(24,540)	(69,561)	(124,979)	(41)	4,669	(214,452)
Loss from operations	(24,540)	(15,649)	(80,797)	(41)	—	(121,027)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(79,811)	—	—	—	79,811	—
Other income, net	21,380	15,231	1,446	(1)	—	38,056
Net (loss)/income	(82,971)	(418)	(79,351)	(42)	79,811	(82,971)
	Year Ended December 31, 2024
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net revenues	—	50,152	10,247	—	(11,223)	49,176
Cost of revenues	—	(17,152)	(7,359)	—	8,915	(15,596)
Operating expenses	(32,861)	(46,871)	(41,371)	(4,725)	2,308	(123,520)
Loss from operations	(32,861)	(13,871)	(38,483)	(4,725)	—	(89,940)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(98,435)	—	—	—	98,435	—
Other income, net	(56,695)	1,519	(42,875)	—	—	(98,051)
Net (loss)/income	(187,991)	(12,352)	(81,358)	(4,725)	98,435	(187,991)

Consolidated cash flow information

	Year Ended December 31, 2022
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net cash (used in) provided by operating activities	(22,570)	2,483	(83,193)	(6,399)	—	(109,679)
Net cash used in investing activities	(56,566)	—	(212)	(56,565)	113,131	(212)
Net cash provided by (used in) financing activities	93,526	(1,285)	55,566	56,565	(113,131)	91,241
Effect of exchange rate changes	967	—	(2,772)	—	—	(1,805)
Net increase/(decrease) in cash, cash equivalents and restricted cash	15,357	1,198	(30,611)	(6,399)	—	(20,455)
	Year Ended December 31, 2023
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net cash provided by (used in) operating activities	4,075	(15,357)	(63,583)	(27)	—	(74,892)
Net cash used in investing activities	(59,263)	—	—	(56,565)	115,828	—
Net cash provided by financing activities	—	13,172	60,063	56,565	(115,828)	13,972
Effect of exchange rate changes	1,024	—	(954)	—	—	70
Net decrease in cash, cash equivalents and restricted cash	(54,164)	(2,185)	(4,474)	(27)	—	(60,850)
	Year Ended December 31, 2024
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net cash (used in) provided by operating activities	(9,860)	(22,167)	(7,038)	4,343	—	(34,722)
Net cash used in investing activities	—	—	(19)	—	—	(19)
Net cash provided by financing activities	7,112	19,358	3,689	—	—	30,159
Effect of exchange rate changes	1	—	(1,072)	—	—	(1,071)
Net decrease in cash, cash equivalents and restricted cash	(2,747)	(2,809)	(4,440)	4,343	—	(5,653)

Recent Regulatory Development

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the PCAOB on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of the business of us and the VIEs and may intervene with or influence our operations or the development of the value-added telecommunications service industry as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” of the 2024 Form 20-F.

We and the VIEs have obtained all licenses, permits or approvals from the PRC regulatory authorities for our and the VIEs’ business operations of offline marketing services, referral service for commercial bank and online marketing services, except that we and/or the VIEs may need to obtain certain permits each time before we and/or the VIEs hold an offline event. We and the VIEs did not obtain requisite permits for the provision of certain livestreaming services when provided at a preliminary stage. As of the date of this prospectus, we and the VIEs have taken measures to rectify such defect by entering into collaboration arrangements with the operators of livestreaming platforms holding the requisite permits, and we have not received any inquiry or investigation from any PRC government authority regarding such service provision. As of the date of this prospectus, except as disclosed above and in “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our ability to conduct our business” in the 2024 Form 20-F, we and the VIEs have obtained all licenses, permits or approvals to conduct our and the VIEs’ business. As of the date of this prospectus, TuanChe Internet Information Service (Beijing) Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until September 2023, Shenzhen Drive New Media Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Guangdong Administration of Telecommunications which will remain valid until June 2024, and TuanChe (Beijing) Automobile Sales & Service Co., Ltd., a subsidiary of TuanChe Internet, has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until January 2026. Under PRC laws and regulations, we and the VIEs are required to obtain and maintain the aforementioned licenses, permits and approvals in order to conduct and operate our and the VIEs’ business. In addition, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities retain broad discretion in enforcing the license requirements. In addition, if relevant PRC government authorities determine that we or the VIEs are operating our offline events without proper licenses or permits or impose additional restrictions on the operation of any of our offline events, we and the VIEs might be subject to administration penalties, such as fines, confiscation of income, additional restrictions and force discontinuation of our offline events, which may materially and adversely affect our and the VIEs’ business, results of operations and financial condition. As of the date of this prospectus, we and the

VIEs have not been denied application for any permits or licenses required for our and the VIEs’ business operations and the offline events we and the VIEs have held. As of the date of this prospectus, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events. See “Risk Factors — Risks Related to Our Business and Industry — Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our business, results of operations, and financial condition.” However, the licensing requirements in mainland China are constantly evolving, and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions. We cannot assure you that we or the VIEs will be able to satisfy such regulatory requirements, and as a result, we or the VIEs may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future. If we or the VIEs fail to do so, we or the VIEs may be subject to administrative penalties or sanctions, which may materially and adversely affect our business, financial condition and results of operations. In addition, if we, our subsidiaries or the VIEs inadvertently conclude that other permissions and approvals, including those from the CAC or the CSRC, are not required or applicable laws, regulations or interpretations change and we, our subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, we, our subsidiaries’ and the VIEs’ operations in mainland China may be subject to sanctions imposed by the relevant PRC regulatory authority, including fines and penalties, revocation of our subsidiaries’ and the VIEs’ licenses and suspension of their respective business, restrictions or limitations on our ability to pay dividends outside of mainland China, regulatory orders, litigation or adverse publicity, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus, neither we nor any of our subsidiaries, the VIEs or their subsidiaries have obtained the approval or clearance from either the CSRC or the CAC for any offering we may make under this prospectus and any applicable prospectus supplement. As advised by our PRC legal counsel, Beijing Guo Huan Law Firm, we are not required to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering under the PRC laws and regulations currently in effect, since our PRC legal counsel is not aware of any PRC laws or regulations in effect requiring that we obtain a prior permission from the CSRC or the CAC for the potential offering under this prospectus. However, there remains significant uncertainty inherent in relying on the opinion of our PRC legal counsel as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. We cannot assure you that regulators in mainland China will not take a contrary view to that of our PRC legal counsel or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. As of the date of this prospectus, we have not been informed by the CSRC or the CAC of any requirements, approvals or permissions that TuanChe should obtain prior to this offering for the time being. See “Risk Factors — Risks Related to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” and “— The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus.

Our financial statements contained in the 2024 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. We have not been identified by the SEC as a commission-identified issuer under the Holding Foreign Company Accountable Act (the “HFCA Act”) as of the date of this prospectus. If, in the future, we have been identified by the SEC for three consecutive years as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. Additionally, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If we fail to meet the new listing standards specified in the HFCA Act, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over the counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, the ADSs trading in the United States.

Company Overview

We believe we, together with the VIEs, are a leading omni-channel automotive marketplace in mainland China. We, together with the VIEs, provide a scalable omni-channel automotive marketplace approach to automobile marketing and distribution. Our business model features high sales conversion effectiveness and efficiency, delivering a high and measurable return on investment for our industry customers relative to their overall marketing expenditures. We, together with the VIEs, operate and generate net revenue from the following businesses:

•        Offline marketing solutions.    We and the VIEs turn individual and isolated automobile purchase transactions into large-scale collective purchase activities through our auto shows. By attracting a large number of consumers, these events serve as integrated marketing solutions to industry customers, which include automakers, franchised dealerships, secondary dealers and automotive service providers. We and the VIEs enable interactions between large numbers of participants on both sides of a potential transaction, creating a “many-to-many” environment, within a short period of time, thus enhancing the value we and the VIEs offer to both consumer and industry customer participants of our offline events. We and the VIEs organize auto shows and charge industry customers for booth spaces in the auto shows. In addition, we and the VIEs have developed special promotion event services to better support industry customers in organizing their special promotion events through various integrated services, including event planning and executing, marketing training and onsite coaching. We and the VIEs charge fixed service fees for special promotion event services.

•        Referral service for commercial bank.    We collaborate with and facilitate a commercial bank in expanding its cooperation with our industry customers to grow its auto loan business. We charge the bank service fees for approved loan applications.

•        Online marketing services and others.    We and the VIEs provide online marketing services for industry customers to increase the efficiency and effectiveness of their marketing campaigns.

Our Risks and Challenges

Investing in our securities, including the ADSs, entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

Risks and uncertainties related to our and the VIEs’ business and industry include, but are not limited to, the following:

•        We and the VIEs rely on the automotive industry in mainland China for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies” in the 2024 Form 20-F.

•        Our and the VIEs’ business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic” in the 2024 Form 20-F.

•        Our and the VIEs’ business is substantially dependent on our and the VIEs’ collaboration with industry customers, including automakers, auto dealers, and automotive service providers, and our and the VIEs’ agreements with them typically do not contain long-term contractual commitments. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business is substantially dependent on our collaboration with our industry customers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments” in the 2024 Form 20-F.

•        If we or the VIEs fail to attract and retain automobile consumers, our and the VIEs’ business and results of operations may be materially and adversely affected. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — If we fail to attract and retain automobile consumers, our business and results of operations may be materially and adversely affected” in the 2024 Form 20-F.

•        We have incurred net losses in the past and may incur losses again in the future. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We have incurred net losses in the past and may incur losses again in the future” in the 2024 Form 20-F.

•        We may face liquidity risks in the operation and expansion of our business. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We may face liquidity risks in the operation and expansion of our business” in the 2024 Form 20-F.

•        Historically our business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our business by comparing our results of operations from period to period, or to predict the profitability of certain of our business lines due to their limited operating history. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Historically our business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our business by comparing our results of operations from period to period, or to predict the profitability of certain of our business lines due to their limited operating history” in the 2024 Form 20-F.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•        If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” in this prospectus.

•        Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the validity of our current corporate structure, corporate governance and business operations. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the validity of our current corporate structure, corporate governance and business operations” in this prospectus.

•        We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding” in the 2024 Form 20-F.

•        If the custodians or authorized users of our or the VIEs’ controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected” in the 2024 Form 20-F.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

•        PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the automotive market, which could harm our and the VIEs’ business. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the automotive market, which could harm our business” in the 2024 Form 20-F

•        Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs. For more details, see “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs” in this prospectus.

•        The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in this prospectus.

•        The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. For more details, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus.

•        Trading in our securities on any U.S. stock exchange and the U.S. over the counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over-the-counter. For more details, see “Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange and the U.S. over-the-counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over-the-counter” in this prospectus.

Risks Related to Our Ordinary Shares and the ADSs

Risks and uncertainties related to our ordinary shares and the ADSs include, but are not limited to, the following:

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” in the 2024 Form 20-F.

•        The trading price of the ADSs representing our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — The trading price of the ADSs representing our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors” in the 2024 Form 20-F.

•        Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial” in the 2024 Form 20-F.

•        Substantial future sales or perceived potential sales of the ADSs representing our Ordinary Shares in the public market could cause the price of the ADSs representing our Ordinary Shares to decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Substantial future sales or perceived potential sales of the ADSs representing our Ordinary Shares in the public market could cause the price of the ADSs representing our Ordinary Shares to decline” in the 2024 Form 20-F.

•        If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs representing our Ordinary Shares and trading volume could decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs representing our Ordinary Shares and trading volume could decline” in the 2024 Form 20-F.

•        Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of the ADSs representing our Ordinary Shares. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of the ADSs representing our Ordinary Shares” in the 2024 Form 20-F.

Corporate Information

Our principal executive offices are located at 9F, Ruihai Building, No. 21 Yangfangdian Road, Haidian District, Beijing, 100038, People’s Republic of China. Our registered office in the Cayman Islands is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. The telephone number of our principal executive offices is (+86-10) 6399-8902. Our website is at https://tokencat.com/. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•        the 2024 Form 20-F dated March 28, 2025; the Company’s Reports on Form 6-K furnished to the SEC on October 30, 2024, January 14, 2025, February 10, 2025, March 03, 2025, July 03, 2025, July 11, 2025, September 15, 2025, September 17, 2025, October 09, 2025, October 15, 2025, and November 06, 2025 respectively; the Form F-1 registration statement dated December 27, 2024 (and its F-1/A amendment dated February 21, 2025), the Schedule 13G/A dated January 01, 2025; the Company’s 424(B)5 Prospectus dated October 28, 2024; the Company’s form S-8 dated December 11, 2025;

•        the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on November 7, 2018 (File No. 001-38737) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•        with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2024 filed with the SEC on March 28, 2025 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

9F, Ruihai Building, No. 21Yangfangdian Road

Haidian District

Beijing, 100038

The People’s Republic of China

(+86-10) 6399-8902

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•        the continued growth of the automotive industry in mainland China;

•        the impact of the COVID-19 pandemic on the PRC economy and our operations and financial performance;

•        our ability to manage the expansion of our business and implement our business strategies;

•        our ability to maintain and develop favorable relationships with industry customers;

•        our ability to attract and retain automobile consumers;

•        our ability to compete effectively; and

•        relevant government policies and regulations relating to our industry.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the automotive industry in mainland China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in the ADSs involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in our 2024 Form 20-F, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the ADSs could decline due to any of these risks, and you may lose all or part of your investment. In addition, the risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. Please note that additional risks not presently known to us, that we currently deem immaterial or that we have not anticipated may also impair our business and operations.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:

Risks Related to Our Business and Industry

•        We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many factors, including the relevant government regulations and policies. For more details, see “Risk Factors — Risks Related to Our Business and Industry — We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many factors, including the relevant government regulations and policies.” on page 11 of our 2024 Form 20-F.

•        Our and the VIEs’ business is substantially dependent on our and the VIEs’ collaboration with industry customers, including automakers, auto dealers, and automotive service providers, and our and the VIEs’ agreements with them typically do not contain long-term contractual commitments. For more details, see “Risk Factors — Risks Related to Our Business and Industry — We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many factors, including the relevant government regulations and policies.” on page 11 of our 2024 Form 20-F.

•        If we and the VIEs fail to attract and retain automobile consumers, our and the VIEs’ business and results of operations may be materially and adversely affected. For more details, see “Risk Factors — Risks Related to Our Business and Industry — If we and the VIEs fail to attract and retain automobile consumers, our and the VIEs’ business and results of operations may be materially and adversely affected.” on page 12 of our 2024 Form 20-F.

•        We have a limited track record in operating in the NEV industry, which makes it difficult to evaluate our business and growth prospects. For more details, see “Risk Factors — Risks Related to Our Business and Industry We have a limited track record in operating in the NEV industry, which makes it difficult to evaluate our business and growth prospects.” on page 12 of our 2024 Form 20-F.

•        We may face intense competition in China’s NEV market, and demand for NEVs may be cyclical and volatile. For more details, see “Risk Factors — We may face intense competition in China’s NEV market, and demand for NEVs may be cyclical and volatile.” on page 13 of our 2024 Form 20-F.

•        Our successful expansion into the NEV industry largely depends on our ability to develop, manufacture and deliver NEVs of high quality, safety, reliability and consumer appeal, on schedule and at a large scale. For more details, see “Risk Factors — We may face intense competition in China’s NEV market, and demand for NEVs may be cyclical and volatile.” on page 13 of our 2024 Form 20-F.

•        We and the VIEs have incurred net losses in the past and may incur losses again in the future. For more details, see “Risk Factors — We may face intense competition in China’s NEV market, and demand for NEVs may be cyclical and volatile.” on page 13 of our 2024 Form 20-F.

Risks Related to Our Corporate Structure

•        If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of your PRC subsidiaries or the VIEs that conduct all or substantially all of your operations. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of your PRC subsidiaries or the VIEs that conduct all or substantially all of your operations.”

•        The interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations are still evolving. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — The interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations are still evolving.” on page 32 of our 2024 Form 20-F.

•        We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.” on page 33 of our 2024 Form 20-F.

•        We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. For more details.” on page 34 of our 2024 Form 20-F.

Risks Related to Doing Business in China

•        Changes in China’s and global evolving economic, political or social conditions or government policies could have material adverse effect on our business, results of operations, financial condition, and the value of our securities. For more details, see “Risk Factors — Risks Related to Doing Business in China — Changes in China’s and global evolving economic, political or social conditions or government policies could have material adverse effect on our business, results of operations, financial condition, and the value of our securities.” on page 38 of our 2024 Form 20-F.

•        There may be changes from time to time with respect to the legal systems of certain markets where we operate, and any failure to comply with laws and regulations could adversely affect us and the VIEs. For more details, see “Risk Factors — Risks Related to Doing Business in China — There may be changes from time to time with respect to the legal systems of certain markets where we operate, and any failure to comply with laws and regulations could adversely affect us and the VIEs.” on page 38 of our 2024 Form 20-F.

•        The PRC government may exert substantial influence and certain administrative requirements over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change from time to time. The PRC government’s certain administrative requirements in regulating our and the VIE’s operations, the overseas offering and listing of China-based issuers, and foreign investments may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to decline. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PRC government may exert substantial influence and certain administrative requirements over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change from time to time. The PRC government’s certain administrative requirements in regulating our and the VIE’s operations, the overseas offering and listing of China-based issuers, and foreign investments may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to decline.” on page 39 of our 2024 Form 20-F.

•        The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering and the subsequent offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. For more details, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering and the subsequent offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on page 40 of our 2024 Form 20-F.

•        If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the ADS holders. For more details, see “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the ADS holders.” on page 42 of our 2024 Form 20-F.

Risks Related to Our Securities, including the ADSs

•        Trading in our securities on any U.S. stock exchange and the U.S. over-the-counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over the counter. For more details, see “Risk Factors — Risks Related to Our Securities, including the ADSs — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the ADS holders.” on page 42 of our 2024 Form 20-F.

•        The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors. For more details, see “Risk Factors — Risks Related to Our Securities, including the ADSs — The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.” on page 54 of our 2024 Form 20-F.

•        Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and the ADSs may view as beneficial. For more details, see “Risk Factors — Risks Related to Our Securities, including the ADSs — Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and the ADSs may view as beneficial.” on page 56 of our 2024 Form 20-F.

•        Substantial future sales or perceived potential sales of the ADSs in the public market could cause the price of the ADSs to decline. For more details, see “Risk Factors — Risks Related to Our Securities, including the ADSs — Substantial future sales or perceived potential sales of the ADSs in the public market could cause the price of the ADSs to decline.” on page 56 of our 2024 Form 20-F.

•        If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs and trading volume could decline. For more details, see “Risk Factors — Risks Related to Our Securities, including the ADSs — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ADSs and trading volume could decline.” on page 56 of our 2024 Form 20-F.

•        Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of the ADSs. For more details, see “Risk Factors — Risks Related to Our Securities, including the ADSs — Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of the ADSs.” on page 56 of our 2024 Form 20-F.

Risks Related to Our Business and Industry

We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many factors, including the relevant government regulations and policies.

We rely on China’s automotive industry for our net revenues and future growth. We and the VIEs benefited greatly from the rapid growth of China’s automotive industry in the past. However, the prospects of China’s automotive industry are subject to many factors, including those relating to general economic conditions, the urbanization rate of population and the cost of automobiles, and applicable government policies. For example, in an effort to alleviate traffic congestion and improve air quality, a number of cities in China have issued regulations to limit the number of new passenger car license plates issued each year starting from 2010. In September 2013, the PRC government released a plan for the prevention and remediation of air pollution, which requires large cities to further restrict the number of automobiles. Since 2010, the Beijing municipal government has issued the interim regulations, which were amended from time to time, to control the quantity of small passenger cars in the city. Pursuant to the latest Interim Provisions of Quantity Adjustment and Control for Small Passenger Cars in Beijing and the Implementing Rules of the Interim Provisions of Quantity Adjustment and Control for Small Passenger Cars in Beijing (Revised in 2020), both of which came into force on January 1, 2021, the city imposes an annual quota on the issuance of new vehicle registration plates. The annual car license plate quota in 2024 has been further reduced to 100,000, down from 150,000 in 2017. Some other cities in China, including Tianjin, Hangzhou, and Shenzhen, have also implemented certain interim provisions to control the quantity of small cars in the cities. Such regulatory developments, as well as other factors, may affect the growth prospects of China’s automotive industry, and in turn influence consumer demand for automobiles. If automakers, auto dealers or automotive service providers reduce their marketing expenditures as a result, our and the VIEs’ business, financial condition and results of operations could be materially and adversely affected.

Our and the VIEs’ business is substantially dependent on our and the VIEs’ collaboration with industry customers, including automakers, auto dealers, and automotive service providers, and our and the VIEs’ agreements with them typically do not contain long-term contractual commitments.

Our and the VIEs’ business is substantially dependent on collaboration with automakers, auto dealers and automotive service providers. We and the VIEs’ generally enter into cooperation agreements with them (1) on an ad-hoc basis for a particular auto show or special promotion event or (2) for a stipulated term of up to one year, and our and the VIEs’ agreements do not impose any contractual obligations requiring them to maintain their relationships with us or the VIEs beyond the completion of each such event we and the VIEs organize or beyond the contractual term. Accordingly, there is no guarantee of future cooperation after the event and there is no assurance that we and the VIEs can maintain stable and long-term business relationships with any such industry customers. If a significant number of our and the VIEs’ industry customers terminate or do not renew their agreements with us or the VIEs and we and the VIEs are not able to replace these business partners on commercially reasonable terms in a timely manner, or at all, our and the VIEs business, results of operations and financial condition would be materially and adversely affected.

If we and the VIEs fail to attract and retain automobile consumers, our and the VIEs’ business and results of operations may be materially and adversely affected.

In order to maintain and strengthen our and the VIEs’ leading market position and to attract industry customers, we and the VIEs must continue to attract and retain consumers to our and the VIEs’ auto shows and other offline events. We and the VIEs must also innovate and introduce services and applications that improve consumers’ purchase experience. In addition, we and the VIEs must maintain and enhance our and the VIEs’ brand recognition among automobile consumers. If we and the VIEs fail to enhance consumers’ ability to secure favorable purchase prices, offer a superior purchase experience or maintain and enhance our and the VIEs’ brand, we and the VIEs may not be able to attract and retain automobile consumers and thus fail to retain and attract industry customers, from whom we and the VIEs derive net revenues, and our and the VIEs’ brand and reputation may be materially and adversely affected.

If our and the VIEs’ consumer base decreases, our and the VIEs’ service offerings may be less attractive to industry customers. As a result, our and the VIEs’ net revenues may decline, and our and the VIEs’ business, financial condition and results of operations may be materially and adversely affected.

We have a limited track record in operating in the NEV industry, which makes it difficult to evaluate our business and growth prospects.

We announced our plan to expand into the NEV industry in January 2021, and we have a limited track record in operating in the NEV industry, and hence have limited experience in designing, developing, manufacturing, marketing and selling NEVs. We face a number of risks and challenges for our NEV business in China, including but not limited to our ability to develop and produce safe, reliable and high quality NEVs, advance our technologies, expand our sales and service network, market and promote our products and services, improve our operational efficiency and attract, retain and motivate our employees, in particular, our R&D personnel. If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

We may face intense competition in China’s NEV market, and demand for NEVs may be cyclical and volatile.

China’s NEV market is intensely competitive. We will compete with both local and international competitors, established companies and potential new entrants. If we successfully execute our plan to expand into the NEV market, we will directly compete with other NEV companies, which include electric vehicles, plug-in hybrid electric vehicles (including extended-range electric vehicles) and fuel cell electric vehicles, and we may also face competition from new and well-funded entrants, which will increase the level of competition we face. In addition, potential volatility in the NEV industry may materially and adversely affect our business, prospects, operating results and financial condition. Our and other competitors’ sales volume of NEVs in China may not grow at the rate that we expect, or at all. Demand for NEVs could be volatile, depending to a large extent on general economic, political and social conditions in a given market and the introduction of new vehicles and technologies. We have fewer financial resources than more established automakers to withstand changes in the market and disruptions in demand. Demand for NEVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and maintaining automobiles, such as sales and financing incentives, prices of raw materials and components, cost of oil and gasoline and governmental regulations, including tariffs, import regulation and sales taxes. These factors may have a more pronounced impact on our business given our relatively smaller scale and less financial resources as compared to many traditional automakers.

Our successful expansion into the NEV industry largely depends on our ability to develop, manufacture and deliver NEVs of high quality, safety, reliability and consumer appeal, on schedule and at a large scale.

Our successful expansion into the NEV industry largely depends on our ability to develop, manufacture, and deliver at a large scale NEVs of high quality, safety, reliability and appeal to consumers in a timely manner. This ability is subject to risks, including:

•        lack of necessary funding;

•        delays or disruptions in our supply chain and production, including in our procurement of raw materials and components such as chips and battery cells;

•        delays in the research and development of technologies necessary for our vehicles;

•        deficiencies in quality control;

•        compliance with environmental and workplace safety related laws and regulations;

•        cost overruns; and

•        loss of skilled and talented employees.

Any of the foregoing could materially and adversely affect our ability to successfully expand into the NEV industry, which would in turn affect our growth prospects.

We and the VIEs have incurred net losses in the past and may incur losses again in the future.

We and the VIEs commenced business operations in 2010, and only began to generate significant net revenues in 2012 from group-purchase facilitation business. Our net revenues were RMB183.2 million, RMB162.4 million and RMB49.2 million (US$6.7 million) in 2022, 2023 and 2024, respectively. We and the VIEs may fail to recapture a sustainable growth rate, which may continue to decrease in the future. We experienced net loss attributable to our shareholders of RMB166.5 million, RMB83.0 million and RMB188.0 million (US$25.8 million) in 2022, 2023 and 2024, respectively. See “Financial Information-A. Consolidated Statements and Other Financial Information” in our 2024 annual report.

Our and the VIEs’ ability to achieve profitability and positive cash flow will depend in large part on our and the VIEs’ ability to execute our and the VIEs’ growth strategies and appropriately control our and the VIEs’ costs and expenses. We and the VIEs may continue to incur significant losses in the future for a number of reasons, including the other risks described in our 2024 Form 20-F. We and the VIEs may also further encounter unforeseen expenses, difficulties, complications, delays and other unknown events. If we and the VIEs fail to increase net revenues at the rate we and the VIEs anticipate or if our and the VIEs’ expenses increase at a faster rate than the increase in our and the VIEs’ net revenues, we and the VIEs may not be able to achieve profitability.

We and the VIEs may also continue to incur net losses in the future due to various factors beyond our and the VIEs’ control, such as changes in the macroeconomic and regulatory environment, as well as competitive dynamics. Our and the VIEs’ inability to respond to these changes in a timely and effective manner may materially and adversely affect our and the VIEs’ business, results of operations and financial condition.

We and the VIEs may face liquidity risks in the operation and expansion of our and the VIEs’ business.

We and the VIEs face liquidity risks in the operation of our and the VIEs’ businesses. Under our and the VIEs’ auto show business, we and the VIEs in some cases permit industry customers to pay us and the VIEs after they attend the offline events we and the VIEs organize. We and the VIEs also in some cases pay service and venue providers in advance. As we and the VIEs undertake to expand industry customer base to include more automakers, we and the VIEs may offer extended payment periods. If our and the VIEs’ industry customers fail to pay us and the VIEs within the pre-agreed payment periods, or if we and the VIEs are unable to collect the proceeds from secondary dealers before or shortly after we and the VIEs pay automakers or franchised dealerships, we and the VIEs may have outlay capital, which might impose a strain on our and the VIEs’ working capital. Further, while we and the VIEs continue to explore opportunities to grow our and the VIEs’ business, we and the VIEs have not yet achieved a business scale that is able to generate a sufficient level of revenues to achieve net profit and positive cash flows from operating activities, and we expect the operating losses and negative cash flows from operations will continue for the foreseeable future. While we believe we have sufficient cash for the next twelve months from the date of our 2024 Form 20-F, if we are unable to grow the business to achieve economies of scale in the future, it will become even more difficult for us to sustain a sufficient source of cash to cover our operating costs. The liquidity risks could materially and adversely affect our business, results of our and the VIEs’ operations, and financial condition.

We have entered into collaboration, and may establish or seek collaborations, strategic alliances or equity investment in connection with our expansion into the NEV industry in the future, and we may not timely realize the benefits of such arrangements.

We may from time to time establish or seek collaborations, strategic alliances or equity investment in connection with our expansion into the NEV industry. As of the date of our 2024 Form 20-F, we have collaborated with NEV technology solution providers and manufacturers in China, including YangMing, S-TECH and IAT. We face significant competition in seeking appropriate strategic partners, and the negotiation process for collaboration, alliances or licensing arrangements can be complex and time-consuming. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for research, development and commercialization of our NEVs. Any of these relationships may require us to incur non-recurring and other charges, increase our near and long-term expenditures, issue securities that dilute our existing shareholders, or disrupt our management and business. Furthermore, such collaborations are subject to numerous risks, which may include the following:

•        such collaboration may fail to integrate into our current product and service offerings;

•        collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration project;

•        collaborators may not pursue the research, development and commercialization of our NEVs or may elect not to continue or renew our collaboration due to availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

•        collaborators could independently develop, or develop with third parties, NEVs that compete directly or indirectly with our NEV products or product candidates;

•        disputes may arise between us and collaborators that cause delays in or termination of the research, development or commercialization of our NEVs, or that result in costly litigation or arbitration that diverts management’s attention and resources; and/or

•        collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further research, development or commercialization initiatives.

As a result, we may not be able to realize the benefit of current or future collaborations, strategic alliances or equity investment in connection with our expansion into the NEV industry if we are unable to successfully launch our NEV products or achieve the revenue or specific net income that justifies such arrangement. If we fail to enter into collaborations or do not have sufficient funds or expertise to undertake the necessary research, development and commercialization activities, we may not be able to further develop our NEV products or bring them to market and generate expected revenue, which would harm our business, results of operations, financial condition and prospects.

Historically our and the VIEs’ business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our and the VIEs’ business by comparing our results of operations from period to period, or to predict the profitability of certain of our and the VIEs’ business lines due to their limited operating history.

We and the VIEs have expanded and adjusted business focuses multiple times in the past in order to compete in the evolving automotive industry in China. We and the VIEs commenced automobile group-purchase business in 2010, and began auto show business in the fourth quarter of 2016. In 2017, we and the VIEs expanded auto shows to tier-3 and below cities. We and the VIEs began the operation of virtual dealership business in the second quarter of 2018, and we and the VIEs ceased operation of, and did not generate any revenue from, virtual dealership business in 2021. In January 2020, we completed the acquisition of Longye, a leading developer and implementer of social CRM cloud systems for China’s automotive industry. Going forward, we and the VIEs may establish new business lines or discontinue existing ones as our and the VIEs’ business further develops and new business opportunities arise in the automotive industry. On January 21, 2022, we announced our preliminary plan to expand into and develop the new electric vehicle business. As a result, it is difficult to make period-over-period comparisons of our results of operations, liquidity position or financial conditions. In addition, it may be difficult to predict the profitability of our and the VIEs’ certain business lines, especially special promotion events and online marketing services, due to their limited operating history. We cannot assure you that our and the VIEs’ business will continue to grow as a result of our and the VIEs’ expanded and adjusted business focuses, or that our and the VIEs’ attempts to expand or adjust our and the VIEs’ business focus will be successful.

Our share incentive plans and grant of equity-based awards in the future may dilute our existing shareholders and cause us to incur substantial share-based compensation expenses.

In June 2018, our directors approved the 2018 Share Incentive Plan (the “2018 Plan”), pursuant to which up to 38,723,321 Class A ordinary shares may be granted to our employees, directors and consultants. As of the date of our 2024 Form 20-F, there were 38,723,321 restricted shares issued and granted under the 2018 Plan. In March 2023, our directors approved the 2023 Share Incentive Plan (the “2023 Plan”), pursuant to which 169,172,564 Class A ordinary shares have been reserved for future issuance to our employees, directors and consultants, representing 43.0% of our total issued and outstanding Class A ordinary shares as of December 31, 2022. As of the date of our 2024 Form 20-F, there were 169,172,480 restricted Class A ordinary shares issued and granted under the 2023 Plan, which could further significantly dilute our existing shareholders. We may adopt new share incentive plans to permit the grants of additional equity-based awards, especially in light of our recent endeavor to explore the NEV industry. We believe the grants of equity-based awards are important to our ability to attract, retain and motivate our employees. Any future grants of equity-based awards may dilute our existing shareholders and cause the value in their investment to decline. Additionally, we may incur substantial share-based compensation expenses in connection with such grants, which may materially and adversely affect our business, results of operations and financial condition.

We and the VIEs may not be able to successfully operate and expand social CRM cloud services, which could materially and adversely affect our and the VIEs’ business, results of operations and financial condition.

In January 2020, we completed the acquisition of Longye, a leading developer and implementer of social customer relationship management (social CRM) cloud systems for China’s automotive industry. Longye’s principal software as a service (SaaS) product, Cheshangtong, provides China’s auto dealers with social CRM cloud services based on a system that facilitates the effective flow of information between auto dealers and customers. We and the VIEs may fail to successfully integrate Longye into our and the VIEs’ business operations due to limited operating experience and other reasons beyond our and the VIEs’ control. We cannot assure you that Cheshangtong will continue to enjoy its popularity among auto dealers. Should any resulting disputes arise or should we and the VIEs fail to integrate Longye into our and the VIEs’ business operations, our and the VIEs’ business, results of operations and financial condition could be materially and adversely affected.

Our and the VIEs’ business is subject to risks related to the overall automotive industry ecosystem, including consumer demand, consumption habits, global supply chain challenges and other macroeconomic issues.

Decreasing consumer demand could adversely affect the market for automobile purchases and, as a result, adversely affect our and the VIEs’ business. Consumer purchases of new and used automobiles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of new and used automobiles are typically discretionary for consumers and have been, and may continue to be, affected by negative trends in the economy, including the rising cost of energy and gasoline, the limited availability and increasing cost of credit, reductions in business and consumer confidence, stock market volatility, and increased unemployment. Further, in recent years the automotive market has experienced rapid changes in technology and consumer demands. Self-driving technology, ride sharing, transportation networks, and other fundamental changes in transportation could impact consumer demand for the purchase of automobiles. A reduction in the number of automobiles purchased by consumers could adversely affect automakers and auto dealers and lead to a reduction in their spending on our and the VIEs’ services. In addition, our and the VIEs’ business may be negatively affected by challenges to the overall automotive industry ecosystem, including global supply chain challenges and other macroeconomic issues such as uncertainty with respect to trade policies, treaties, government regulations and tariffs between China and the United States due to the recent trade tension. Specifically, following the disruptions to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies, there is an ongoing global chip shortage, which would materially and adversely affect the automotive industry, and demand from our and the VIEs’ industry customers for our and the VIEs’ automobile marketing and distribution services may thus decline, which may materially and adversely affect our and the VIEs’ business, results of operations and financial condition. The global chip shortage may also make it difficult for us and the VIEs to procure sufficient chip supply if and when we launch our electric vehicle manufacturing business. The occurrence of any of the foregoing could materially and adversely affect our and the VIEs’ business, results of operations, and financial condition.

If we and the VIEs fail to help facilitate the marketing and sales of industry customers due to factors beyond our and the VIEs’ control, our and the VIEs’ operational and financial results might suffer.

Our and the VIEs’ industry customers are attracted to our and the VIEs’ offline events due to their marketing needs and the prospects of selling a large number of automobiles to individual consumers through the events. The marketing results and the sales volume at our and the VIEs’ offline events might fail to meet the expectation of our and the VIEs’ industry customers due to factors beyond our and the VIEs’ control, including among others, changes in the regulatory environment, a downturn or unfavorable development in the automotive industry, overall economic downturn and the resulting decrease in purchasing power and willingness of consumers, and contingencies that occur on event dates such as inclement weather or sudden public security measures which affect our and the VIEs’ ability to host the events effectively, or at all. Other factors that affect consumer attendance at our and the VIEs’ offline events may also affect sales volume, such as conflicts with other local events, road traffic control, outbreak of contagious disease or the potential for infection, or acts of nature, such as earthquakes, storms, and typhoons. If we and the VIEs fail to help facilitate the marketing and sales of our and the VIEs’ industry customers, they might be less inclined to participate in our and the VIEs’ future events, which directly affects our and the VIEs’ business, results of operations, and financial condition.

We and the VIEs may incur additional costs and decrease the number of auto shows due to severe weather conditions, which could negatively impact our gross profit margin and overall results of operations.

We and the VIEs host most of the auto shows outdoors. The table below sets forth the number of outdoor auto shows during the periods indicated:

	For the three months ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Number of outdoor auto shows	17	28	28	23	52	77	26	32

In 2020, 2021 and 2022, we and the VIEs cancelled certain number of auto show due to the COVID-19 pandemic and the relevant restrictions. Severe weather conditions may cause unplanned cancellation of our and the VIEs’ outdoor auto shows and lower the level of industry customer attendance at the affected auto shows, resulting in a decrease in our net revenues. For example, in 2020, we and the VIEs cancelled two auto shows due to weather conditions. In addition, to ensure the smooth operation of these outdoor auto shows and minimize the impact of potential severe weather conditions on these outdoor auto shows, we and the VIEs may seek to manage such contingencies by securing backup indoor venues or setting up temporary facilities for these auto shows. These contingency management plans could lead to our and the VIEs’ outlay of additional financial resources, which could negatively impact our gross profit margin and overall results of operations.

Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our and the VIEs’ business, results of operations, and financial condition.

Under PRC laws and regulations, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. See “Business Overview-Regulation-Regulations Relating to Security Administration of Large-scale Mass Activities and Temporary Urban Road Occupation” in our 2024 Form 20-F. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our and the VIEs’ estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities would consider multiple factors in enforcing the licensing requirements. In addition, the licensing requirements in China are constantly evolving, and we and the VIEs may be subject to more stringent regulatory requirements in the future. We cannot assure you that we and the VIEs will be able to satisfy such regulatory requirements and as a result we and the VIEs may be unable to obtain the necessary permits for each of our offline events in a timely manner in the future. If relevant PRC government authorities determine that we and the VIEs are operating offline events without proper licenses or permits or impose additional restrictions on the operation of any of the offline events, we and the VIEs might be subject to administrative penalties, such as fines, confiscation of income, additional restrictions and forced discontinuation of the offline events, which may materially and adversely affect our and the VIEs’ business, results of operations, and financial condition. As of the date of our 2024 Form 20-F, except as disclosed above, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Relevant government authorities may suspend our and the VIEs’ offline events due to various reasons beyond our and the VIEs’ control.

Even if we and the VIEs have obtained all prerequisite permits, our and the VIEs’ scheduled offline events may be suspended in certain circumstances due to a variety of reasons beyond our and the VIEs’ control. For example, two weeks prior to an auto show in April 2018 in Beijing National Stadium, the local public security authority demanded that the VIEs suspend the auto show for one morning, even though the VIEs had already obtained the required approvals. Under such circumstances, we and the VIEs usually negotiate with industry customers to reschedule the auto show. In addition, the local police security authorities may prevent other consumers from entering our and the VIEs’ auto shows and impose administrative penalties on us and the VIEs if the visitor flow exceeds the prescribed limit. Such suspensions, re-scheduling and restrictions without advance notice might adversely affect the sales volumes of our and the VIEs’ industry customers, which in turn could discourage them from participating in our and the VIEs’ future events and materially and adversely affect our and the VIEs’ business, results of operations, and financial condition. As of the date of our 2024 Form 20-F, except as disclosed above, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Successful strategic relationships with third-party cooperative partners are important for our and the VIEs’ future success.

We and the VIEs have established strategic relationships with third-party business partners from a variety of industries. For example, we and the VIEs have established strategic business relationships with insurance companies that offer automotive insurance products during our and the VIEs’ offline events, which we believe will enhance consumers’ end-to-end shopping experience. We and the VIEs have also entered into strategic partnerships with Tmall Auto, the automotive arm of Alibaba Group’s Tmall, through which we expect to further explore additional growth opportunities along China’s automotive transaction value chain. Also, we and the VIEs operate some of our and the VIEs’ auto shows in cooperation with one of the leading e-commerce platforms in China, which we believe will increase the influence of our and the VIEs’ auto shows. We anticipate that we will continue to leverage our strategic relationships with existing third-party business partners and potentially establish new relationships with more partners in order to grow our and the VIEs’ business, especially the NEV business. However, we and the VIEs may have disagreements or disputes with such third-party business partners, or our and the VIEs’ interests may not be aligned with theirs, which could cause disruptions to or terminations of such business collaboration and adversely affect our and the VIEs’ reputation, results of operations, and financial condition.

Our and the VIEs’ business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic.

The outbreak of a novel strain of coronavirus (COVID-19) spread throughout China and to other countries globally. We, the VIEs, as well as our and the VIEs’ suppliers and customers, experienced significant business disruptions due to the impact of the pandemic. Out of public health concerns, we and the VIEs cancelled certain number of offline events in 2020, 2021 and 2022. Since late 2022, our and the VIEs’ operations experienced temporary disruption due to employee contraction of the virus and gradually resumed to normal, and we and the VIEs have witnessed a decrease in auto show cancellation. We held 299 auto shows in 2023.

However, we could continue to experience a future slump in the demand for automobiles, due to various factors such as the impact of COVID-19 and macroeconomic environment. In response to the significant impact of the COVID-19 pandemic, we and the VIEs implemented measures to adjust the pace of business expansion and conserve resources, such as furlough arrangements and scaling back recruitment budget and employee size in 2021, 2022 and 2023. As the COVID-19 pandemic has been largely contained, our and the VIEs’ daily operation has been mostly back to normal with necessary pandemic prevention measures in place. However, any regional outbreak of COVID-19 may still subject our and the VIEs’ business, results of operations, financial condition and cash flows to uncertainties, and we and the VIEs may resort to other cost cutting measures if the outbreak of COVID-19 and its impact persist or escalate, which may result in labor disputes and have a material adverse effect on our and the VIEs’ business, results of operations and financial condition.

We and the VIEs face various forms of competition, and if we and the VIEs fail to compete effectively, we and the VIEs may lose market shares and our and the VIEs’ business, prospects, and results of operations may be materially and adversely affected.

We and the VIEs compete with alternative auto show organizers and other marketing service providers. As we and the VIEs expand business operations and service offerings, we expect to encounter more competitors from more industries and markets as well as different forms of competition. Some of these competitors or potential competitors may have longer operating histories and may have better resources than us and the VIEs in terms of funding, management, technology and sales and marketing. Our and the VIEs’ competitors may be acquired and consolidated by owners who are able to further invest significant resources into our and the VIEs’ operating field. If we and the VIEs are unable to compete effectively and at a reasonable cost against our and the VIEs’ existing and future competitors, our and the VIEs’ business, prospects, and results of operations could be materially and adversely affected.

If we and the VIEs are unable to manage business growth or execute growth strategies effectively, our and the VIEs’ business and prospects may be materially and adversely affected.

We and the VIEs have historically experienced rapid growth in our and the VIEs’ auto shows and other offline events nationwide. Our net revenues increased significantly from RMB280.7 million in 2017 to RMB651.0 million in 2018, and remained stable at RMB644.8 million in 2019. Our net revenue decreased to RMB330.2 million in 2020. We were not able to sustain this level of growth in 2020 due to the impact of COVID-19 that led to cancellation of most of our and the VIEs’ auto shows and offline events. Our revenue increased to RMB357.6 million in 2021, primarily due to our continuous and expanded collaboration with a commercial bank for our referral services. Our net revenues then decreased by 48.8% from RMB357.6 million in 2021 to RMB183.2 million in 2022, primarily due to a reduced number of offline activities as a result of tightened government restrictions in response to regional COVID-19 outbreak. Our net revenues then decreased by 11.4% from RMB183.2 million in 2022 to RMB162.4 million in 2023, primarily due to the cessation of the referral services since April 1, 2022. Our net revenues then decreased by 69.7% from RMB162.4 million in 2023 to RMB49.2 million (US$6.7 million) in 2024, primarily due to changes in business structure and business model. We may not be able to achieve business and revenue growth in the future due to a number of factors, including, among others, our and the VIEs’ ability to retain and expand industry customer base, maintain customer satisfaction, compete effectively within the automotive industry, integrate, develop, motivate and manage an increasing number of employees, control expenses and acquire the resources for future growth as well as macroeconomic factors that are beyond our and the VIEs’ control, such as the global chip shortage. If our and the VIEs’ operational capabilities fall behind, the quality of our and the VIEs’ services and efficiency of operations could suffer, which could harm our and the VIEs’ brand, results of operations and overall business.

In addition, our and the VIEs’ anticipated development and expansion plans will place a significant strain on our and the VIEs’ management, systems and resources. Our development and expansion strategies of new electric vehicle business will require substantial managerial efforts and skills and incurrence of additional expenditures and may subject us to new or increased risks. Moreover, our and the VIEs’ expansion strategies may incur higher costs than the net revenues generated. Our and the VIEs’ failure to efficiently or effectively implement growth strategies or manage the growth of our and the VIEs’ operations may limit our and the VIEs’ future growth and hamper our and the VIEs’ business strategies.

The consolidated financial statements incorporated by reference herein contain disclosures related to our ability to continue as a going concern.

The consolidated financial statements included in our 2024 Form 20-F were prepared on a going-concern basis, which assumes that we will continue to operate in the future in the normal course of business. We have incurred recurring operating losses since our inception, including net losses of RMB166.5 million, RMB83.0 million and RMB188.0 million (US$25.8 million) in 2022, 2023 and 2024, respectively. Net cash used in operating activities was RMB109.7 million, RMB74.9 million and RMB34.7 million (US$4.8 million) in 2022, 2023 and 2024, respectively. Accumulated deficit was RMB1,233.1 million and RMB1,421.1 million (US$194.7 million) as of December 31,

2023 and 2024. As of December 31, 2023 and 2024, we had cash and cash equivalents of RMB9.6 million and RMB6.3 million (US$0.9 million), respectively. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent on our management’s ability to successfully execute the business plan of improving staff efficiency and pursuing potential financing to improve our cash flow from operating and financing activities. Based on cash flow projections from operating and financing activities and our current balance of cash and cash equivalents, our management believes that our current cash and cash equivalents and anticipated cash flow from operations upon successful execution of our business plans and financing plans will be sufficient to meet our anticipated cash needs from operations and other commitments for at least the next 12 months from the date of our 2024 Form 20-F. However, there is no assurance that the plans will be successfully implemented. Failure to successfully implement the plans will have a material adverse effect on our and the VIEs’ business, results of operations and financial position, and may materially and adversely affect our ability to continue as a going concern.

Our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt relating to our ability to continue as a going concern in its report on our consolidated financial statements for the year ended December 31, 2024. The inclusion of a going concern explanatory paragraph may negatively impact the trading price of the ADSs, have an adverse impact on our and the VIEs’ relationship with third parties with whom we and the VIEs do business, including our and the VIEs’ customers, vendors and employees, and could make it challenging and difficult for us and the VIEs to raise additional debt or equity financing to the extent needed, all of which could have a material adverse impact on our and the VIEs’ business, results of operations, financial condition and prospects.

For additional information on the above-referenced accounting standards and matters affecting our ability to continue as a going concern, see Note 2 of the financial statements included in this report and the discussion included in “B. Liquidity and Capital Resources-Liquidity and Capital Resources.”

Our and the VIEs’ business depends heavily on our and the VIEs’ reputation and consumer perception of our and the VIEs’ brand, and any negative publicity or other harm to our and the VIEs’ brand or failure to maintain and enhance our and the VIEs’ brand recognition may materially and adversely affect our and the VIEs’ financial condition and results of operations.

We believe that our and the VIEs’ reputation and consumer perception of our brand “TuanChe” are critical to our financial condition and results of operations. Maintaining and enhancing our and the VIEs’ reputation and brand recognition depends primarily on the quality and consistency of our and the VIEs’ services, as well as the success of our and the VIEs’ marketing and promotional efforts. While we and the VIEs have devoted significant resources to brand promotion efforts in recent years, our and the VIEs’ ongoing marketing efforts may not be successful in further promoting our and the VIEs’ brand. In addition, there may be from time to time negative publicity about us and the VIEs, our and the VIEs’ business, management or services. For example, if auto dealers breach their contracts with automobile consumers concluded during the auto show and raise the purchase price, we and the VIEs may be found at fault by consumers and our and the VIEs’ reputation may be materially and adversely affected. We and the VIEs may be subject to litigation as well as government or regulatory investigation as a result of such negative publicity, which might require us and the VIEs to spend significant time and resources to resolve.

Our and the VIEs’ failure to satisfactorily handle complaints from industry customers and consumers could also harm our and the VIEs’ reputation and discourage them from attending our and the VIEs’ future offline events. For example, they may complain about the cancellation or rescheduling of our and the VIEs’ auto shows. While we and the VIEs have been improving and will continue to improve our and the VIEs’ customer service capabilities, we cannot assure you that our and the VIEs’ employees will satisfactorily resolve all complaints from industry customers or consumers. If we and the VIEs fail to resolve a particular complaint from industry customers or consumers, whether or not such resolutions are within our and the VIEs’ control, our and the VIEs’ perceived reputation and the confidence these industry customers and consumers place in us and the VIEs may diminish, which could materially and adversely affect our and the VIEs’ business, financial condition and results of operations.

Acquisitions, strategic alliances and investments could prove difficult to integrate, disrupt our and the VIEs’ business and lower our and the VIEs’ results of operations and the value of your investment.

As part of our business strategy, we regularly evaluate investments in, or acquisitions of, complementary businesses, joint ventures, services and technologies. For example, in January 2020, we completed the acquisition of Longye, a leading system developer and implementer of social CRM systems. We expect that periodically we will continue to make such investments and acquisitions and establish such strategic collaboration relationships in the future. Acquisitions, strategic alliances and investments involve numerous risks, including:

•        the potential failure to achieve the expected benefits and synergies of the combination or acquisition;

•        difficulties in, and the cost of, integrating operations, technologies, services and personnel;

•        lack of knowledge and experience in the new business;

•        inability to obtain funding for the investments;

•        potential write-offs of acquired assets or investments; and

•        downward effect on our results of operations.

In addition, if we finance acquisitions by issuing equity or convertible debt securities, such arrangements may dilute our existing shareholders, which could affect the market price of the ADSs. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed and the value of your investment may decline.

Furthermore, we may fail to identify or secure suitable acquisition and business partnership opportunities or our and the VIEs’ competitors may capitalize on such opportunities before we do, which could impair our and the VIEs’ ability to compete with our and the VIEs’ competitors and adversely affect our and the VIEs’ growth prospects and results of operations.

A severe and prolonged downturn in the Chinese or global economy, including a significant decrease in consumer confidence, may materially and adversely affect our and the VIEs’ business, financial condition and results of operations.

COVID-19 had a severe and negative on the Chinese and global economy from 2020 through 2022, and the global macroeconomic environment still face numerous challenges. The growth rate of the Chinese economy has been slowing since 2020 and the Chinese population began to decline in 2022. The Federal Reserve and other central banks outside of China have raised interest rates. The Russia-Ukraine conflict, the Hamas-Israel conflict and attacks on shipping in the Red Sea have heightened geopolitical tensions across the world. The impact of the Russia-Ukraine conflict on Ukraine food exports has contributed to increases in food prices and thus to inflation more generally in response to the uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of automobiles, and as a result, our and the VIEs’ industry customers may also defer, reduce or cancel purchasing our and the VIEs’ services. In addition, normal economic activities in China, including production, transportation and sales of automobiles, may be disrupted if there is any regional outbreak of COVID-19. The spread of the COVID-19 pandemic throughout the world has also materially and adversely affected the supply chain of China’s automobile industry, as well as the business, results of operations, financial condition and liquidity of major market players in this industry, including automakers and auto dealers, from whom we generate a substantial portion of our net revenues. To the extent any fluctuations in the Chinese and global economy significantly affect the demand from automakers or auto dealers for our and the VIEs’ services or change the spending habits of automobile consumers, our and the VIEs’ business, results of operations, and financial condition may be materially and adversely affected. See “— Our and the VIEs’ business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic.”

In addition, the economic downturn may reduce the number of automakers and auto dealers in China resulting in the decrease of the demand for our and the VIEs’ services. Since the early 1990s, many non-automotive enterprises joined China’s automotive industry and began to offer new lines of automobiles. An increasing number of foreign brands gradually entered the PRC market primarily by forming joint ventures with Chinese brands. Growing automobile production capacity and production volume have significantly increased the number of auto dealers. By contrast, negative economic trends could lead to market consolidation of automakers and auto dealers, which in effect will reduce our and the VIEs’ customer base and, in turn, reduce the demand for our and the VIEs’ services. As a result, our ability to generate net revenues, as well as our and the VIEs’ business, results of operations and financial condition, will be materially and adversely affected.

We and the VIEs may not be able to successfully expand our and the VIEs’ operations into certain additional geographical markets in China.

We and the VIEs organized auto shows in 76, 81 and 47 cities across China in 2022, 2023 and 2024, and we had sales representatives located in 83, 79 and 47 cities as of December 31, 2022, 2023 and 2024, respectively. We and the VIEs plan to expand our and the VIEs’ operations to more cities and counties in China. Geographic expansion is particularly important for us and the VIEs to acquire more industry customers, whose operations are usually localized and spread out in the regions they serve. Nonetheless, expansion into new geographical markets imposes additional burdens on our and the VIEs’ sales, marketing and general managerial resources. As China is a large and diverse market, business practices and demands may vary significantly by region and our and the VIEs’ experience in the markets in which we and the VIEs currently operate may not be applicable in other parts of China. As a result, we and the VIEs may not be able to leverage our and the VIEs’ experience when entering into new markets in China. If we and the VIEs are unable to manage expansion efforts effectively, if such expansion efforts take longer than planned or if costs for these efforts exceed expectations, our and the VIEs’ business, results of operations, and financial condition may be materially and adversely affected.

We and the VIEs may be subject to administrative penalties if we and the VIEs fail to register our and the VIEs’ premises as branches.

Under the PRC laws and regulations, a company is required to register a branch, whether in the form of a branch office or a subsidiary under the PRC laws, at each of the premises where it conducts business outside its registered domicile. As of the date of our 2024 Form 20-F, we and the VIEs have registered certain regional offices, including those in Tianjin, Hangzhou, Nanjing, as our and the VIEs’ branches, and we and the VIEs’ have not yet received any inquiry or investigation from any PRC government authority regarding the absence of any registration. However, we cannot assure you that we and the VIEs will set up all necessary branches in a timely manner due to complex procedural requirements and the relocation of branch offices from time to time, if the PRC regulatory authorities determine that we and the VIEs have failed to complete registration in a timely manner as required by the applicable laws and regulations, we and the VIEs may be subject to penalties, including fines, confiscation of income and suspension of operation, which may adversely affect our and the VIEs’ business, results of operations, and financial condition.

Our and the VIEs’ cooperation with a commercial bank might be deemed as operating financing guarantee business in violation of relevant financing guarantee regulations in China.

In October 2019, we and the VIEs commenced our and the VIEs’ referral services in collaboration with a commercial bank, where we and the VIEs facilitate the bank in expanding its cooperation with our and the VIEs’ industry customers to grow its auto loan business. With respect to such cooperation with the commercial bank, we and the VIEs are required to compensate the bank for the outstanding principal loan amount and interest of such auto loan upon the occurrence of certain events of default by the referred customers. The specified events of default by referred customers, include the failure to timely complete the vehicle mortgage registration within a certain period of time or the repayment of the first three installment of loan becoming overdue for more than thirty days. Therefore, such cooperation might be deemed as operating financing guarantee business without proper qualification under the Regulations on the Supervision and Administration of Financing Guarantee Companies (the “Financing Guarantee Regulations”), which were promulgated by State Council on August 2, 2017 and became effective on October 1, 2017, and the Supplementary Provisions on the Supervision and Administration of Financing Guarantee Companies (the “Financing Guarantee Supplementary Provisions”), which were promulgated by the China Banking and Insurance Regulatory Commission (the “CBIRC”), and other eight PRC regulatory agencies and became effective on October 9, 2019.

Pursuant to the Financing Guarantee Regulations, “financing guarantee” refers to the activities in which guarantors provide guarantee to the guaranteed parties as to the debt financing (including but not limited to the extension of loans or issuance of bonds), and “financing guarantee companies” refer to companies legally established and operating financing guarantee business. According to the Financing Guarantee Regulations, the establishment of financing guarantee companies shall be subject to the approval by the competent government authorities, and, unless otherwise stipulated by the state, no entity may operate financing guarantee business without such approval. If any entity violates these regulations and operates financing guarantee business without approval, the entity may be subject to various penalties, including but not limited to suspension of operation, confiscation of illegal gains, fines of up to RMB1,000,000 and criminal liabilities if such operation constitutes a crime.

In addition to the Financing Guarantee Regulations, the Financing Guarantee Supplementary Provisions further clarifies that institutions providing services such as client recommendation and credit assessment to various institutional funding partners shall not render any financing guarantee services, directly or in disguised form, without the necessary approval. Otherwise, the penalties set forth in the Financing Guarantee Regulations may be imposed by the regulatory authorities, and the existing business shall be properly settled. In case an institution intends to continue the financing guarantee business, certain financing guarantee companies shall be established in accordance with the Financing Guarantee Regulations.

We and the VIEs have ceased to operate the referral services since April 2022. As of the date of our 2024 Form 20-F, we and the VIEs have not been subject to any fine or other penalties with regard to our cooperation with the commercial bank. However, due to a lack of further interpretations, the exact definition and scope of “operating financing guarantee business” under the Financing Guarantee Regulations or “providing financing guarantee services in disguised form” under the Financing Guarantee Supplementary Provisions remain unclear. It is uncertain whether we and the VIEs would be deemed to have operated financing guarantee business or provided financing guarantee services in disguised form because of our and the VIEs’ arrangements with the commercial bank.

Nevertheless, we and the VIEs have been taking necessary measures to fully comply with the foregoing laws and regulations on financing guarantee business. However, we cannot assure you that we will not be subject to penalties for our past operation of such business. To the extent any of the foregoing were to occur, our and the VIEs’ business, results of operations and financial condition could be adversely affected.

Material weaknesses in our internal control over financial reporting have been identified, and if we fail to implement and maintain effective internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the Nasdaq Capital Market. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Commencing with our fiscal year ended December 31, 2019, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act.

Our management has concluded that, as of December 31, 2024, our existing disclosure controls and procedures and internal control over financial reporting were ineffective, due to two material weaknesses. In accordance with U.S. GAAP and financial reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to (1) lack of sufficient financial reporting and accounting personnel, especially those with U.S. GAAP knowledge; and (2) lack of a proper and timely financial account closing procedures for certain expenditures.

To remedy the material weaknesses, we have begun to, and will continue to (1) hire additional finance and accounting staff with qualifications and work experiences in U.S. GAAP and SEC reporting requirements to formalize and strengthen the key internal control over financial reporting, (2) allocate sufficient resources to prepare and review consolidated financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements, (3) hire qualified consultant to assess Sarbanes-Oxley Act compliance readiness, to assess where we can improve our overall internal control over financial reporting function, and to assist us in implementing improvements where necessary, and (4) set up a proper policy for operating department to timely handover related documents to the financial department for timely account closing.

Once we cease to be a “non-accelerated filer” as such term is defined in Rule 12b-2 under the Exchange Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. In the future, our management may conclude that our internal control over financial reporting remains ineffective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. In light of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of the ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Our and the VIEs’ failure or alleged failure to comply with China’s anti-corruption laws or the U.S. Foreign Corrupt Practices Act could result in penalties, which could harm our and the VIEs’ reputation and have an adverse effect on our and the VIEs’ business, results of operations, and financial condition.

We and the VIEs are subject to PRC laws and regulations related to anti-corruption, which prohibit bribery to government agencies, state or government owned or controlled enterprises or entities, to government officials or officials that work for state or government owned enterprises or entities, as well as bribery to non-government entities or individuals. We are also subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits companies and any individuals or entities acting on their behalf from offering or making improper payments or providing benefits to foreign officials for the purpose of obtaining or keeping business, along with various other anti-corruption laws. Our and the VIEs’ existing policies prohibit any such conduct and we and the VIEs are in the process of implementing additional policies and procedures, and providing training, to ensure that we, the VIEs and our and the VIEs’ employees and other third parties comply with PRC anti-corruption laws and regulations, the FCPA and other anti-corruption laws to which we and the VIEs are subject. There is, however, no assurance that such policies or procedures will work effectively all the time or protect us and the VIEs against liability under the FCPA or other anti-corruption laws. There is no assurance that our and the VIEs’ employees and other third parties would always comply with our and the VIEs’ policies and procedures. Further, there is uncertainty in connection with the implementation of PRC anti-corruption laws. We and the VIEs could be held liable for actions taken by our and the VIEs’ employees and other third parties with respect to our and the VIEs’ business or any businesses that we and the VIEs may acquire. As of the date of our 2024 Form 20-F, significantly all our and the VIEs’ operations are in the PRC. If we or the VIEs are found not to be in compliance with PRC anti-corruption laws, the FCPA and other applicable anti-corruption laws, we and the VIEs may be subject to criminal, administrative, and civil penalties and other remedial measures, which could have an adverse impact on our and the VIEs’ business, results of operations and financial condition. Any investigation of any potential violations of the FCPA or other anti-corruption laws by U.S. or foreign authorities, including Chinese authorities, could adversely impact our and the VIEs’ reputation, cause us and the VIEs to lose customer relationships, subject us and the VIEs to administrative penalties or sanctions, and lead to other adverse impacts on our and the VIEs’ business, results of operations, and financial condition.

If we and the VIEs lose the services of any of our and the VIEs’ key executive officers, senior management, or other key employees, or are unable to retain, recruit and hire sufficiently qualified staff, our and the VIEs’ ability to effectively manage and execute our and the VIEs’ operations and meet our and the VIEs’ strategic objectives could be harmed.

Our and the VIEs’ future success depends on the continued service of our and the VIEs’ key executive officers, senior management, and other key employees. We and the VIEs benefit from the leadership of a strong management team with proven vision, rich professional work experience and extensive knowledge of China’s automotive industry. We and the VIEs also rely on a number of key staff for the development and operation of our and the VIEs’ business. In addition, we and the VIEs will need to continue attracting and retaining skilled and experienced staff for our and the VIEs’ businesses to maintain our competitiveness.

If one or more of our and the VIEs’ key personnel are unable or unwilling to continue in their present positions, we and the VIEs may not be able to replace them easily or at all and may incur additional expenses to recruit and train new personnel. In addition, if any of our and the VIEs’ executive officers, senior management, or key employees joins a competitor or forms a competing company, we and the VIEs may be disadvantaged in the competition and risk losing our and the VIEs’ know-how, trade secrets, suppliers and customers. Substantially all of our and the VIEs’ employees, including each of our and the VIEs’ executive officers, senior management, and key employees, have entered into employment agreements with us and the VIEs, respectively, which contain customary non-compete provisions. Although non-compete provisions are generally enforceable under PRC laws, PRC legal practice regarding the enforceability of such provisions is not as well-developed as in countries such as the United States. Therefore, if we and the VIEs lose the services of any of our and the VIEs’ key executive officers, senior management, or other key employees, or are unable to retain, recruit and hire experienced staff, our and the VIEs’ ability to effectively manage and execute our and the VIEs’ operations and meet our and the VIEs’ strategic objectives could be harmed.

We and the VIEs rely upon certain online advertising service providers, and any significant change in our and the VIEs’ relationship with these suppliers could have a material adverse effect on our and the VIEs’ business, results of operations, and financial condition if we and the VIEs cannot find suitable replacements.

Historically we and the VIEs relied upon certain online advertising service providers to advertise our and the VIEs’ service offerings. Our and the VIEs’ two largest online advertising service providers accounted for approximately 38.9%, 52.1% and 36.1% of our total online advertising expenses in 2022, 2023 and 2024, respectively. Our and the VIEs’ agreements with them typically do not contain long-term contractual commitments. We cannot assure you that we and the VIEs will be able to maintain business relationships with these existing advertising suppliers. In the event that the existing major online advertising service providers terminate or refuse to renew their agreements with us or the VIEs, and we and the VIEs are unable to find new providers with similar or more favorable terms within a reasonable period of time or at all, our business, results of operations, and financial condition may be materially and adversely affected.

If we and the VIEs fail to protect our and the VIEs’ intellectual property rights, our and the VIEs’ brand and business performance may suffer.

We and the VIEs rely on a combination of patents, copyrights, trademarks, trade secrets and other contractual restrictions to protect our and the VIEs’ intellectual property rights. Nevertheless, these provide only limited protection and the actions we and the VIEs take to protect our intellectual property rights may not be adequate. Furthermore, our and the VIEs’ pending intellectual property right applications may be rejected. Our and the VIEs’ trade secrets may become known or be independently discovered by our and the VIEs’ competitors. Despite our efforts to protect such intellectual properties, such as through copyrights, patents and contractual restrictions, unauthorized parties may still attempt to copy, duplicate or otherwise use our intellectual properties without obtaining our or the VIEs’ consent. Monitoring unauthorized use of our and the VIEs’ intellectual properties is difficult and costly, and we and the VIEs’ cannot be certain that the steps we have taken will effectively prevent the misappropriation of our and the VIEs’ intellectual properties. Furthermore, litigation may be necessary to enforce our and the VIEs’ intellectual property rights, protect our and the VIEs’ trade secrets or determine the validity and scope of the proprietary rights of others. Such litigation may be costly and divert management’s attention away from our business. An adverse determination in any such litigation would impair our and the VIEs’ intellectual property rights and may harm our and the VIEs’ business and reputation. If we and the VIEs are not successful in protecting our and the VIEs’ intellectual property rights, our and the VIEs’ business, results of operations and financial condition may be adversely affected.

Third parties may claim that we and the VIEs infringe their proprietary intellectual property rights, which could cause us and the VIEs to incur significant legal expenses and prevent us and the VIEs from promoting our and the VIEs’ services.

Internet, technology and media companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violation of other parties’ rights. We and the VIEs have not experienced any material claims on these issues against us or the VIEs in the past, but as we and the VIEs face increasing competition and as litigation becomes more common in China in resolving commercial disputes, we and the VIEs face a higher risk of being the subject of intellectual property infringement claims. We and the VIEs may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our and the VIEs’ business. We and the VIEs could also be subject to claims based upon the content that is displayed on our and the VIEs’ websites or accessible from our and the VIEs’ websites through links to other websites or information on our and the VIEs’ websites supplied by third parties. We would spend additional time and costs to investigate and defend in those intellectual property claims and litigations, which may divert resources and management attention from the operation of our websites. Such claims, even if they do not result in liability, may harm our and the VIEs’ reputation. Any resulting liability or expenses, or changes required of our and the VIEs’ websites to reduce the risk of future liability, may have a material adverse effect on our and the VIEs’ business, financial condition, and results of operations.

We and the VIEs may be subject to liability for placing advertisements with inappropriate or misleading content.

PRC laws and regulations prohibit advertising companies from producing, distributing or publishing any advertisement with content that violates PRC laws and regulations, impairs the national dignity of China, involves designs of the national flag, the national emblem or the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent, or disparages similar products. As we and the VIEs provide advertising services to our and the VIEs’ industry customers, we and the VIEs are obligated to review supporting documents provided by advertisers, verify the content of the advertisements and are prohibited from publishing any advertisement inconsistent with or with the lack of supporting documents. In addition, in case we and the VIEs are advertisers, we and the VIEs are required by PRC laws and regulations to ensure that the content of our and the VIEs’ advertisements is true and in full compliance with applicable laws and regulations. While we and the VIEs have made significant efforts to comply with such verification requirements before publishing, we cannot assure you that all the content contained in the advertisements is true and accurate as required by the advertising laws and regulations. If we and the VIEs are found to be in violation of applicable PRC advertising laws and regulations, we and the VIEs may be subject to penalties, including fines, confiscation of our and the VIEs’ advertising income, orders to cease dissemination of the advertisements, orders to publish an announcement correcting the misleading information, and suspension or termination of our and the VIEs’ advertising business, any of which may have a material and adverse effect on our and the VIEs’ business and results of operations. See “Business Overview-Regulation-Regulations Relating to Advertisements” in our 2024 Form 20-F.

The performance and reliability of the internet infrastructure and wireless and landline telecommunications networks in China will affect our and the VIEs’ operations and growth, including our and the VIEs’ ability to accommodate prospective customers in the future.

With our principal executive offices located in China, we and the VIEs conduct central management of consumer data, provide data transmission and communications, and monitor our and the VIEs’ overall operations, relying on wireless and landline telecommunications networks in China. The national networks in China are connected to the internet through international gateways controlled by the PRC government, which are the only channels through which a domestic user can connect to the internet. These international gateways may not support the demand necessary for the continued growth in internet traffic by users in China. We cannot assure you that the development of China’s information infrastructure will be adequate to support our and the VIEs’ operations and growth. In addition, in the event of any infrastructure disruption or failure, we and the VIEs would have no access to alternative networks and services on a timely basis, if at all, which could have a material adverse effect on our and the VIEs’ business, results of operations, and prospects.

Unintended leakage of consumer information or privacy breaches may materially and adversely affect our and the VIEs’ reputation and business performance.

During the ordinary course of our and the VIEs’ business, we and the VIEs collect and store a large amount of automobile consumer data gathered from our and the VIEs’ offline events and mobile applications we operated. We and the VIEs rely on encryption and authentication technology to provide the security and authentication necessary for secure transmission of such data. However, our and the VIEs’ security control may not prevent the improper leakage of consumer data. Anyone may circumvent our and the VIEs’ security measures and misappropriate proprietary information or cause interruptions in our and the VIEs’ operations. A security breach that leads to leakage of our and the VIEs’ consumer data could still harm our and the VIEs’ reputation. Moreover, many jurisdictions have passed laws regulating the storage, sharing, use, disclosure and protection of personally identifiable or other confidential information and data. The Chinese government has enacted a series of laws and regulations relating to the protection of privacy and personal information, under which internet service providers and other network operators are required to clearly indicate the purposes, methods and scope of any information collection and usage, obtain appropriate user consent and establish user information protection systems with appropriate remedial measures. See “Business Overview-Regulations-Regulations Relating to Internet Information Security and Privacy Protection” in our 2024 Form 20-F. However, the regulatory framework for privacy protection in China and other jurisdictions is fast-evolving, and therefore is subject to change in the foreseeable future. We cannot assure you that our and the VIEs’ existing privacy and personal information protection measures will be considered sufficient under the current or future applicable laws and regulations. In addition to laws, regulations and other applicable rules, industry associations or other private parties may adopt different privacy protection standards. Because the interpretation and application of privacy and data protection laws and privacy protection standards is still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner inconsistent with our and the VIEs’ practices. Our and the VIEs’ actual or perceived failure to comply with industry standards, governmental regulation and other legal obligations related to user privacy could harm our and the VIEs’ business. We and the VIEs may be required to expend significant capital and other resources to prevent such security breaches or alleviate problems caused by such breaches. Any of the circumstances may materially and adversely affect our and the VIEs’ business and results of operations.

Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our and the VIEs’ ability to conduct business.

We and the VIEs have obtained all material licenses, permits or approvals from the PRC regulatory authorities for our and the VIEs’ current operations, except that we and the VIEs may need to obtain certain permits each time before we and the VIEs hold an offline event. See “— Our and the VIEs’ failure to obtain necessary permits for our and the VIEs’ offline events may subject us and the VIEs to penalties and adversely affect our and the VIEs’ business, results of operations, and financial condition.” However, the licensing requirements in China may evolve from time to time, and we and the VIEs may be subject to more stringent regulatory requirements in the relevant jurisdictions in the future. We cannot assure you that we and the VIEs will be able to satisfy such regulatory requirements and as a result we and the VIEs may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future. If we and the VIEs fail to do so, we and the VIEs may be subject to administrative penalties or sanctions, which may materially and adversely affect our and the VIEs’ business, financial condition, and results of operations. For example, TuanChe Internet has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until September 2028, Drive New Media has obtained certain value-added telecommunications service license for the operation of internet content service from the Guangdong Administration of Telecommunications which will remain valid until June 2029, and TuanChe (Beijing) Automobile Sales & Service Co., Ltd., a subsidiary of TuanChe Internet, has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until January 2026. However, as we and the VIEs provide mobile applications to mobile device users, it is uncertain if we and the VIEs will be required to obtain a separate operating license for our mobile applications in addition to the value-added telecommunications service licenses, although we believe that not obtaining such separate license is in line with the current market practice.

We and the VIEs may need additional capital, and we and the VIEs may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

We and the VIEs may require additional capital from time to time to grow our and the VIEs’ business, including to expand into and develop the new electric vehicle business, better serve our and the VIEs’ customers, develop new features or enhance our and the VIEs’ marketplace, improve our and the VIEs’ operating and technology infrastructure or conduct acquisition of complementary businesses and technologies. Accordingly, we and the VIEs may need to sell additional equity or debt securities or obtain a credit facility. Future issuances of equity or equity-linked securities could significantly dilute our existing shareholders, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A ordinary shares. The incurrence of debt financing would result in increased debt service obligations and could result in operating and financing covenants that would restrict our and the VIEs’ operations or our ability to pay dividends to our shareholders.

Our and the VIEs’ ability to obtain additional capital is subject to a variety of uncertainties, including: our market position and competitiveness in the automotive industry;

•        our and the VIEs’ future profitability, overall financial condition, results of operations and cash flows;

•        general market conditions for capital raising activities in China and globally; and

•        economic, political and other conditions in China and globally.

We and the VIEs may be unable to obtain additional capital in a timely manner or on acceptable terms or at all, and such financing may also be subject to regulatory requirements. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures will comprehensively improve and reform the previous regulatory regime for overseas offering and listing of securities of PRC domestic companies and will regulate both direct and indirect overseas offering and listing of securities of PRC domestic companies by adopting a filing-based regulatory regime. Our ability to obtain additional financings through future overseas offering of securities shall be subject to the Overseas Listing Trial Measures. See “— Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” If we and the VIEs are unable to obtain adequate financing on terms satisfactory to us and the VIEs and when we and the VIEs require it in the future, our and the VIEs ability to continue to support our and the VIEs business growth and our ability to continue as a going concern could be significantly impaired, and our and the VIEs’ business and prospects could be adversely affected.

Failure to renew or retain any preferential tax treatments that are available in China could adversely affect our and the VIEs’ results of operations and financial condition.

The modified Enterprise Income Tax Law, effective on December 29, 2018 and its implementation rules and regulations generally impose a uniform income tax rate of 25% on all enterprises, but grant preferential treatments, including a preferential enterprise tax rate of 15%, to high and new technology enterprises (the “HNTEs”), strongly supported by the state. Such preferential tax rate is subject to reapplication and renewal every three years. During the three-year period, an HNTE must conduct annual qualification self-reviews, and will lose the 15% preferential rate and be subject to the regular 25% rate for any year in which it does not meet relevant criteria. TuanYuan, TuanChe Internet and Drive New Media have been accredited as HNTEs and are eligible for a preferential enterprise tax rate of 15% for as long as they meet the criteria of HNTE in each year of the accredited period. We cannot assure you that our PRC subsidiaries or the VIEs will continue to meet the relevant criteria, and that the tax authorities will continue to approve the preferential tax rate of 15% even if these entities are accredited as HNTE. It is possible that the HNTE status currently enjoyed by TuanYuan, TuanChe Internet and Drive New Media, and other income tax exemptions for which our PRC subsidiaries or the VIEs qualify, will be challenged by tax authorities and be repealed, if any future implementation of rules and regulations, which is different from current interpretations of the modified Enterprise Income Tax, applies.

Seasonality may cause fluctuations in our and the VIEs’ results of operations.

Our quarterly net revenues and other results of operations have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are beyond our control. For these reasons, comparing our results of operations on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. For example, consumer purchases typically slow down in the first quarter, and then increase through the next three quarters of each year. Therefore, the demand for booth spaces in our and the VIEs’ auto shows is generally the lowest in the first quarter of each year, primarily due to a general slowdown in business activities and a reduced number of working days during the Chinese New Year holiday period. The timing of such releases, however, is subject to uncertainties due to various factors such as automakers’ design or manufacturing issues, their marketing plans, general marketing conditions and government incentives or restrictions. These factors may make our and the VIEs’ results of operations difficult to predict and cause our quarterly results of operations to fall short of expectations.

We and the VIEs may be held liable for injuries to individual participants of our and the VIEs’ offline events or damages to automobiles displayed in our and the VIEs’ offline events, which may adversely affect our and the VIEs’ reputation and adversely affect our and the VIEs’ financial condition and results of operations.

We and the VIEs strive to ensure the safety of the participants and the automobiles displayed during our and the VIEs’ offline events. However, we cannot guarantee that no physical injury or damages will occur during such events, for which we and the VIEs could be held liable. For example, under the PRC laws and regulations, the undertaker of a mass activity bears tort liability for damages to a third party arising from such undertakers’ failure to fulfill its security obligations. If the act of a third party results in damage to others in a mass activity, the undertaker that failed to fulfill security obligations shall also bear supplementary liability.

In addition, we and the VIEs have contractual obligations to compensate the event venue provider for any damages it suffers arising from the accident occurring on the venue and claims by the participants of the event. Therefore, we and the VIEs might face negligence claims alleging that we and the VIEs failed to maintain our and the VIEs’ facilities or to supervise our and the VIEs’ employees. In addition, if any participants of our and the VIEs’ offline events commit acts of violence, we and the VIEs could also face allegations that we and the VIEs failed to provide adequate security or were otherwise responsible for his or her actions.

We and the VIEs typically require our and the VIEs’ event set-up service providers to purchase liability insurance. However, such insurance might not be adequate to cover our and the VIEs’ potential liabilities, or may not cover us and the VIEs at all. If we and the VIEs are held liable for the injury or damages, we and the VIEs may be subject to litigations, and our and the VIEs’ financial condition and results of operations may be adversely affected. Additionally, our and the VIEs’ offline events may be perceived to be unsafe, which may discourage prospective consumers and industry customers from attending. These negative perceptions might also adversely affect our and the VIEs’ reputation and results of operations.

We and the VIEs may be subject to claims under consumer protection laws, product quality laws and tort liabilities law, including health and safety claims and product liability claims, if people or properties are harmed by automobiles sold during our and the VIEs’ events or through our and the VIEs’ previous virtual dealership networks.

The automobiles sold during our and the VIEs’ events or through our and the VIEs’ virtual dealership networks are designed and manufactured by third parties, and we cannot guarantee that none of these automobiles is defectively designed or manufactured. We and the VIEs may be subject to claims under applicable consumer protection laws, product quality laws and tort liabilities law, including health and safety claims and product liability claims for damages to third parties arising from the defects of automobiles sold through our and the VIEs’ previous virtual dealership networks. Although we and the VIEs would have legal recourse against the manufacturer or the dealer of such products under PRC law if the liabilities are attributable to such manufacturer or dealer, attempting to enforce our and the VIEs’ rights against such manufacturer or dealer may be expensive, time-consuming and ultimately futile. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Consumer Rights Protection and Tort Liabilities” in our 2024 Form 20-F.

In addition, we, our WFOEs and the VIEs do not currently maintain any third-party liability insurance or product liability insurance in relation to most of the automobiles sold during our and the VIEs’ events. As a result, any material product liability claim or litigation could have a material adverse effect on our and the VIEs’ business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our and the VIEs’ reputation.

Our and the VIEs’ lack of insurance could expose us and the VIEs to significant costs and business disruption.

Insurance companies in China offer limited business insurance products and are, to our and the VIEs’ knowledge, not well-developed in the field of business liability insurance. We and the VIEs do not have any business liability or disruption insurance to cover our and the VIEs’ operations in China, which, based on public information available to us and the VIEs relating to China’s automotive industry, is consistent with customary industry practice in China. We and the VIEs have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us and the VIEs to have such insurance. In addition, we and the VIEs do not maintain any insurance policies covering risks including loss and theft of and damages to our and the VIEs’ servers or other technology infrastructure. Any uninsured occurrence of business disruption, litigation or natural disaster, or significant damage to our and the VIEs’ uninsured equipment or technology infrastructure could result in substantial costs and diversion of resources for us and the VIEs and could adversely affect our and the VIEs’ financial condition and results of operations.

Any catastrophe, including outbreak of health pandemics and other extraordinary events, could have a negative impact on our and the VIEs’ business operations.

We and the VIEs are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, wars, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our and the VIEs’ ability to provide our and the VIEs’ services.

Our and the VIEs’ business could also be adversely affected by the effects of Ebola virus diseases, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome (SARS), COVID-19 or other epidemics. Our and the VIEs’ business operation could be disrupted if any of our and the VIEs’ employees is suspected of having any of the aforementioned epidemic diseases or another contagious disease or condition, since it could require our and the VIEs’ employees to be quarantined and/or our and the VIEs’ offices to be disinfected. In addition, our and the VIEs’ business, results of operations and financial condition could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of your PRC subsidiaries or the VIEs that conduct all or substantially all of your operations.

If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to assert contractual control over the assets of your PRC subsidiaries or the VIEs that conduct all or substantially all of your operations. The laws and regulations in many jurisdictions, including China, place restrictions on foreign investment in, control over, management of, ownership of and ability to obtain licenses for entities engaged in a number of business activities. Foreign investment in the value-added telecommunications services industry in China is extensively regulated and subject to restrictions. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider with certain exceptions relating to e-commerce business, domestic multi-party communications services business, store-and-forward business and call center business in accordance with the special management measures for the entry of foreign investment (as amended) (the “Negative List”), and other applicable laws and regulations.

We are a Cayman Islands company and our wholly-owned subsidiaries in China are currently considered foreign-invested enterprises. Accordingly, our subsidiaries in China are not eligible to provide certain value-added telecommunications services in China. Due to these restrictions, we carry out our value-added telecommunications business in China through the VIEs. We, through TuanYuan, Sangu Maolu and Chema Beijing, entered into a series of contractual arrangements with the VIEs and their respective shareholders, in order to (1) exercise significant influence over the VIEs, (2) receive substantially all of the economic benefits of the VIEs, and (3) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. We have been and expect to continue to be dependent on the VIEs to operate our value-added telecommunications business. As a result of these contractual arrangements, we have significant influence over and are the primary beneficiary of the VIEs and hence consolidate the financial results of the VIEs, provided that we meet the conditions for consolidation under U.S. GAAP.

In the opinion of our prior PRC legal counsel, the contractual arrangements among WFOEs, the VIEs and their respective shareholders are valid, binding and enforceable under applicable PRC law currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, our prior PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC legal counsel.

In particular, in March 2019, the National People’s Congress (the “NPC”), passed the PRC Foreign Investment Law, which became effective as of January 1, 2020. For the effect of the PRC Foreign Investment Law on us, see “— Risks Related to Our Corporate Structure-The interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations are still evolving.”

If our ownership structure and contractual arrangements are found to violate any PRC laws or regulations, or if we or the VIEs are found to be required but failed to obtain any of the permits or approvals for our or the VIEs’ value-added telecommunications business, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology (the “MIIT”), might impose fines or administrative penalties upon us and/or the VIEs for such violations, including:

•        revoking the business and operating licenses of our company;

•        revoking our and/or the VIEs’ business and operating licenses

•        discontinuing or restricting any transactions between us and the VIEs;

•        imposing fines and penalties, confiscating the income from us or the VIEs, or imposing additional requirements for our or the VIEs’ operations which we or the VIEs may not be able to comply with;

•        requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exercise significant influence over the VIEs;

•        restricting the use of overseas financing sources by us or the VIEs to fund our or the VIEs’ business and operations; and/or

•        taking other regulatory or enforcement actions that could be harmful to our business.

On February 17, 2023, the CSRC released the Overseas Listing Trial Measures and five supporting guidelines, which took effect on March 31, 2023. At the press conference held for the Overseas Listing Trial Measures on the same day, officials from the CSRC clarified that, as for companies seeking overseas listing with contractual arrangements, the CSRC may solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of such companies if they duly meet the compliance requirements, and support the development and growth of these companies by enabling them to utilize two markets and two kinds of resources. If we, our PRC subsidiaries and the VIEs fail to complete the filing with the CSRC in a timely manner, or at all, for any future offering or any other capital raising activities, which are subject to the filings under the Overseas Listing Trial Measures, our ability to raise or utilize funds could be materially and adversely affected. However, given that the Overseas Listing Trial Measures were recently promulgated, their interpretation, application, and enforcement are still evolving and we may not predict how they will affect our operations and our future financing.

As of the date of our 2024 Form 20-F, similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including a number of value-added telecommunications companies listed in the United States. To our knowledge, none of the fines or punishments listed above has been imposed on any of these public companies. However, we cannot assure you that such fines or punishments will not be imposed on us, the VIEs or any other companies in the future. If any of the above fines or punishments is imposed on us or the VIEs, our business, financial condition and results of operations could be materially and adversely affected. If any of these penalties results in our inability to direct the activities of the VIEs that most significantly impact their economic performance, and/or our failure to receive the economic benefits from the VIEs, we may not be able to consolidate them in our financial statements in accordance with U.S. GAAP. However, we do not believe that such actions would result in the liquidation or dissolution of our company, our WFOEs or the VIEs or their subsidiaries. To the extent commercially practicable and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in China and cease substantially all of the operation of the VIEs within the next three to five years.

The interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations are still evolving.

On March 15, 2019, the NPC approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, i.e., the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. In December 2019, the State Council promulgated the Implementation Regulation on the Foreign Investment Law to further clarify relevant provisions of the Foreign Investment Law, which came into effect on January 1, 2020. The Foreign Investment Law and its implementation regulation embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

However, since the Foreign Investment Law and its implementation regulation are relatively new, their interpretation and implementation are still evolving and shall be determined in accordance with the laws and regulations in force at the time. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be deemed as a type of indirect foreign investment activities under the definition in the future. In addition, the definition has a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. The Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Version) (the “Negative List (2024 version)”) stipulates that any domestic enterprise in China engaging in prohibited business under the Negative List shall be subject to review by and shall obtain the consent of the relevant competent PRC authorities for overseas listing, and the foreign investors shall not participate in the operation and management of such enterprise, and the shareholding percentage of the foreign investors in such enterprise shall be subject, mutatis mutandis, to the relevant administrative provisions of the PRC domestic securities investment by foreign investors. In any of these cases, we cannot assure you that our contractual arrangements will not be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we cannot assure you that can complete such actions in a timely manner, or at all.

We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.

Under our current corporate structure, our ability to pay dividends depends upon dividends paid by our Hong Kong subsidiary, which in turn depends on dividends paid by our subsidiaries in China, which further depends on payments from the VIEs under the contractual arrangements. To the extent cash or assets in the business is in mainland China or Hong Kong or an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, whether the funds and assets would be available to fund operations or for other uses outside of mainland China or Hong Kong will be subject to applicable government regulations on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

Although we consolidate the results of the VIEs and their subsidiaries, we only have access to the assets or earnings of the VIEs and their subsidiaries through the contractual arrangements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the contractual arrangements may be seriously hindered. In addition, if our existing subsidiaries in China or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our WFOEs are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiary, the VIEs and their subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our wholly owned subsidiary in China, the VIEs and their subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

The cash transfer between us, our subsidiaries and the VIEs shall comply with applicable PRC laws and regulations. We may encounter difficulties in our ability to transfer cash between subsidiaries in China and other subsidiaries largely considering PRC laws and regulations on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may impose requirements on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of foreign exchange measures, including vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to improve its foreign exchange measures and dividends and other distributions of our subsidiaries in China’s may be subjected to such scrutiny and our Cayman Islands holding company’s ability to use capital from our subsidiaries in China, and our ability to satisfy our liquidity requirements may be affected.

Our Hong Kong subsidiary may be considered a non-resident enterprise for tax purposes, so that any dividends our subsidiary in China pays to our Hong Kong subsidiary may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10% unless a tax treaty or similar arrangement provides otherwise. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes and unless a tax treaty or similar arrangement provides otherwise, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including the ADS holders, may be subject to

PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs.

We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The VIEs and their subsidiaries hold a significant portion of our assets in China. Under our contractual arrangements, the shareholders of the VIEs may not voluntarily liquidate the VIEs or approve them to sell, transfer, mortgage or dispose of their assets or legal or beneficial interests exceeding certain threshold in the business in any manner without our prior consent. However, in the event that the shareholders breach this obligation and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy, or all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our operations, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, if the VIEs or their subsidiaries undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of its assets, hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the custodians or authorized users of our and the VIEs’ controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our and the VIEs’ business and operations may be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including agreements and contracts that our and the VIE’ business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant local branch of State Administration for Market Regulations (the “SAMR”). We and the VIEs generally execute legal documents by affixing chops or seals, rather than having the designated legal representatives sign the documents.

We and the VIEs have three major types of chops, corporate chops, contract chops and finance chops. We and the VIEs use corporate chops generally for documents to be submitted to government agencies, such as applications for changing business scope, directors or company name, and for legal letters. We and the VIEs use contract chops for executing leases and commercial contracts. We and the VIEs use finance chops generally for making and collecting payments, including issuing invoices. Use of corporate chops and contract chops must be approved by our and the VIEs’ legal department and administrative department, and use of finance chops must be approved by our finance department. The chops of our subsidiary and the VIEs are generally held by the relevant entities so that documents can be executed locally. Although we and the VIEs usually utilize chops to execute contracts, the registered legal representatives of our subsidiary and VIEs and their subsidiaries have the apparent authority to enter into contracts on behalf of such entities without chops, unless such contracts set forth otherwise.

In order to maintain the physical security of our and the VIEs’ chops, we and the VIEs generally have them stored in secured locations accessible only to the designated key employees of our and the VIEs’ legal, administrative or finance departments. Our and the VIEs’ designated legal representatives generally do not have access to the chops. Although we and the VIEs have approval procedures in place and monitor our and the VIEs’ key employees, including the designated legal representatives of our subsidiaries and the VIEs and their subsidiaries, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our and the VIEs’ key employees or designated legal representatives could abuse their authority, for example, by binding our subsidiaries and the VIEs and their subsidiaries with contracts against our interests, as we and the VIEs would be obligated to honor these contracts if the other contracting party acts in good faith in reliance on the apparent authority of our and the VIEs’ chops or signatures of our and the VIEs’ legal representatives. If any designated legal representative obtains control of the chop in an effort to obtain control over the relevant entity, we and the VIEs would need to have a shareholder or board resolution to designate a new legal representative and to take legal action to seek the return of the chop, apply for a new chop with the relevant authorities, or otherwise seek legal remedies for the legal representative’s misconduct. If any of the designated legal representatives obtains and misuses or misappropriates our and the VIEs’ chops and seals or other controlling intangible assets for whatever reason, we and the VIEs could experience disruption to our and the

VIEs’ normal business operations. We and the VIEs may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our and the VIEs’ operations, and our and the VIEs’ business and operations may be materially and adversely affected.

We rely on contractual arrangements with the VIEs and their respective shareholders for a large portion of our business operations which may not be as effective as direct ownership in exercising operational influence.

We have relied and expect to continue to rely on the contractual arrangements with the VIEs and their respective shareholders to operate our value-added telecommunications business. For a description of these contractual arrangements, see “Information on the Company-C. Organizational Structure.” The revenue contribution of the VIEs accounted for a significant portion of our net revenues in 2022, 2023 and 2024. However, these contractual arrangements may not be as effective as direct equity ownership in providing us with significant influence over the VIEs. Any failure by the VIEs and their respective shareholders, to perform their obligations under the contractual arrangements would have a material adverse effect on our financial position and results of operations. For example, should any dispute relating to the contractual arrangements arises, we will have to enforce our rights under the contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and we may have difficulties in predicting the outcomes, considering the limited practical precedents as of the date of our 2024 Form 20-F. Therefore, our contractual arrangements with the VIEs and their respective shareholders may not be as effective in ensuring our significant influence over the relevant portion of our business operations as direct ownership would be.

Furthermore, we are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially all of our operations through our subsidiaries established in China, the VIEs, and their subsidiaries in China. We control and receive the economic benefits of the VIEs and their subsidiaries’ business operations through certain contractual arrangements. The ADSs listed on the Nasdaq Stock Market represents shares of our offshore holding company instead of shares of the VIEs or their subsidiaries in China. We may not be able to continue to satisfy the applicable requirements and rules with respect to such structure. If we are unable to satisfy the Nasdaq Stock Market criteria for maintaining our listing, our securities could be subject to delisting.

Any failure by the VIEs and their respective shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If the VIEs and their respective shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief or damages, which we cannot assure will be effective. For example, if the shareholders of the VIEs refuse to transfer their equity interest in the VIEs to us or our designee if we exercise the purchase option pursuant to the contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired.

All of the contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from the contractual arrangements will be resolved through arbitration in China. We cannot assure you that we would always succeed in enforcing these contractual arrangements under PRC laws. See “Risk Factors — Risks Related to Doing Business in China — There may be changes from time to time with respect to the legal systems of certain markets where we operate, and any failure to comply with laws and regulations could adversely affect us and the VIEs” in our 2024 Form 20-F. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law. We may have difficulty in predicting the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and time. In the event we are unable to enforce the contractual arrangements, or if we spend significant time and costs in the process of enforcing these contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be negatively affected.

The shareholders of the VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business, results of operations and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. These shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material adverse effect on our ability to receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreement with these shareholders to request them to transfer all of their equity interests in the variable interest entities to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

The VIEs are consolidated for accounting purposes; however, neither our Cayman Islands holding company nor the shareholders in the holding company have an equity ownership or direct investment in the VIEs. Our Cayman Island holding company is considered the ultimate primary beneficiary of the VIEs and consolidates the VIEs and its subsidiaries as required by Accounting Standards Codification topic 810, Consolidation. Accordingly, we treat our VIE as our consolidated entity under U.S. GAAP and we consolidate the financial results of the VIEs in our consolidated financial statements in accordance with U.S. GAAP.

Our contractual arrangements may be subject to scrutiny by the PRC tax authorities, and they may determine that we or the VIEs owe additional taxes, which could negatively affect our and the VIEs’ business, financial condition, and results of operations.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We and the VIEs could face material and adverse tax consequences if the PRC tax authorities determine that our contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing our PRC subsidiary’s tax expenses. In addition, if our WFOEs request the shareholders of the VIEs to transfer their equity interests at nominal or no value pursuant to the contractual arrangements, such transfer could be viewed as a gift and subject our WFOEs to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our and the VIEs’ financial position could be materially and adversely affected if the VIEs’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the VIEs, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

We currently conduct our operations in China through our PRC subsidiaries and the VIEs through our contractual arrangements with them and their respective shareholders. As part of these arrangements, certain assets, licenses and permits that are material to our and the VIEs’ business operations are held by the VIEs and their subsidiaries, such as value-added telecommunications business license. The contractual arrangements contain terms that specifically obligate shareholders of the VIEs to ensure the valid existence of the VIEs and restrict the disposal of material assets of the VIEs. However, in the event shareholders of the VIEs breach the terms of the contractual arrangements and voluntarily liquidate the VIEs, or any of the VIEs declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our and the VIEs’ business operations or otherwise benefit from the assets held by the VIEs, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if the VIEs undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIEs, thereby hindering our ability to operate our and the VIEs’ business as well as constrain our growth.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

As of the date of the Prospectus, our principal shareholders (Mr. Wei Wen), directors, and officers, collectively beneficially own an aggregate of approximately 36.8% of the total voting power of our outstanding ordinary shares. As a result, they have substantial influence over our and the VIEs’ business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the ADSs due to investors’ perception that conflicts of interest may exist or arise.

Risks Related to Doing Business in China

Changes in China’s and global evolving economic, political or social conditions or government policies could have material adverse effect on our business, results of operations, financial condition, and the value of our securities.

We conduct substantially all of our business in China, and substantially all of our assets are located in China. Accordingly, our business, results of operations and financial condition may be influenced to a significant degree by the political and social conditions in China in general and China’s economic growth as well as global. While the Chinese economy has experienced significant growth in the past decades, there can be no assurance that the growth would be maintained or be even across sectors. In addition, any severe or prolonged slowdown in the rate of growth of the Chinese and global economy may adversely affect our and the VIEs’ business and results of operations, leading to a reduction in demand for our and the VIEs’ products and services and adversely affect our and the VIEs’ competitive position. Various measures implemented by the PRC government to encourage economic growth may benefit the overall Chinese economy, while we cannot assure you how these measures would impact us and the VIEs. Some of the government measures aim to benefit the overall Chinese economy, but may unexpectedly have a negative effect on us. For example, our financial condition and results of operations may be affected by government regulations capital investments or changes in tax regulations. Some of the stimulus measures designed to boost the Chinese economy may unexpectedly cause higher inflation, which could affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation. Any of the foregoing could result in a material adverse change in our business operations and/or the value of our securities, and cause the value of our securities to significantly decline or become worthless.

Our and the VIEs’ ability to successfully maintain or grow business operations in China depends on various factors, which are beyond our and the VIEs’ control. These factors include, among others, macro-economic and other market conditions, political stability, social conditions, measures to control inflation or deflation, changes in the rate or method of taxation, changes in laws, regulations and administrative directives or their interpretation, and changes in industry policies. If we fail to take timely and appropriate measures to adapt to any of the changes or challenges, our business, results of operations and financial condition could be materially and adversely affected.

There may be changes from time to time with respect to the legal systems of certain markets where we operate, and any failure to comply with laws and regulations could adversely affect us and the VIEs.

We and the VIEs are governed by PRC laws, rules and regulations. The PRC legal system is a civil law system based on written statutes. Since the late 1970s, the PRC government has promulgated laws and regulations dealing with economic matters, such as foreign investment, corporate organization and governance, commerce taxation and trade, with a view towards developing a comprehensive system of commercial law. However, as many of these laws and regulations are relatively new and continue to evolve, the interpretation and enforcement of these laws and regulations may change from time to time. As a result, we may be required by the regulators to obtain or renew the licenses, permits, approvals, to complete additional filings or registrations for the products and services we offer, or to modify business practices that may subject us to various penalties, including criminal penalties for individual and entity. We cannot assure you that our and the VIEs’ business operations would not be deemed to violate any existing or future PRC laws or regulations, which in turn could materially and adversely affect our and the VIEs’ business operations. In addition, the implementation of new rules, laws and regulations may significantly affect the industry in which we and the VIEs operate, which could affect the value of our securities, such as causing our securities to significantly decline in value or become worthless.

In addition, there is a limited volume of published court decisions, which may be cited for reference but are not binding on subsequent cases and have limited precedential value unless the Supreme People’s Court otherwise provides. Furthermore, the PRC legal system is composed of rules of local governments and China is geographically large and divided into various provinces and municipalities. As such, different rules may have different and varying applications and interpretations and we may not be aware of applicable rules of local governments in a timely manner. In addition, we may spend substantial cost and times and our resources and management attentions may be significantly distracted in certain administrative and court proceedings, which could materially and adversely affect our and the VIEs’ business and results of operations.

The PRC government may exert substantial influence and certain administrative requirements over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change from time to time. PRC governments’ certain administrative requirements in regulating our and the VIE’s operations, the overseas offering and listing of China-based issuers and foreign investments may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

We and the VIEs mainly conduct the businesses primarily in China. The PRC government has an oversight over the conduct of our businesses according to the PRC laws and regulations. The ability of our subsidiaries and the VIEs to operate in China may be impaired if we and the VIEs fail to meet requirement timely or at all under the changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, foreign investment limitations, and other matters, and we and the VIEs fail to meet such requirement timely or at all.

The PRC government may from time to time promulgate new rules and regulations to which our subsidiaries in China and the VIEs would be subject to regulate the manner of the business and operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations relating to data security. The PRC government may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our subsidiaries in China and the VIEs’ compliance with such regulations or interpretations. As such, our subsidiaries in China and the VIEs may be subject to various government actions and regulatory requirements in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, on February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which adopts a filing-based regulatory regime for direct and indirect overseas offering and listing of securities of PRC domestic companies. At the press conference held for the Overseas Listing Trial Measures on the same date, officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately and shall be required to file with the CSRC upon the occurrence of certain subsequent matters, such as follow-on offerings of securities. Although we believe that, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC to maintain our listing status on U.S. exchange, and none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC or any other PRC regulatory body in the future determines that we need to file with the CSRC or obtain the CSRC’s approval to maintain our listing status on U.S. exchanges or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to file with or obtain approvals of the CSRC or other governmental bodies for any such listing status, and if we fail to comply with such requirements, we may face adverse actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs.

Accordingly, government actions in the future, including any newly promulgation of laws and regulations to regulate the operations of our subsidiaries in China or the VIEs or an offering of securities conducted overseas and/or foreign investment in China-based issuers, which may cause us to make material changes to the operations of our subsidiaries in China or the VIEs, and our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. As of the date of our 2024 Form 20-F, we or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements and the VIEs’ operations from the CSRC, CAC or any other PRC government authorities.

The filing procedure with the CSRC shall be fulfilled and the approval of other PRC government authorities may be required in connection with our future offshore offering under PRC law, and, we cannot predict whether or for how long we will be able to complete the filing procedure with the CSRC and obtain such approval or complete such filing, if required.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and five relevant guidelines, which took effect on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the issuer’s main business activities are conducted in China, or its main place(s) of business are located in China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures. The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

At a press conference held for these new regulations (“Press Conference”), officials from the CSRC clarified that the domestic companies that have already been listed overseas on or before March 31, 2023 shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC upon occurrences of certain subsequent matters such as follow-on offerings of securities. According to the Overseas Listing Trial Measures and the Press Conference, the existing domestic companies that have completed overseas offering and listing before March 31, 2023, such as us, shall not be required to perform filing procedures for the completed overseas securities issuance and listing. However, from the effective date of the regulation, any of our subsequent securities offering in the same overseas market or subsequent securities offering and listing in other overseas markets shall be subject to the filing requirement with the CSRC within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If it is determined that any approval, filing or other administrative procedures from other PRC governmental authorities is required for any future offering or listing, we cannot assure you that we, our WFOEs and the VIEs can obtain the required approval or accomplish the required filings or other regulatory procedures in a timely manner, or at all. If we, our WFOEs or the VIEs fail to fulfill filing procedure as stipulated by the Trial Measures or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us, our WFOEs and the VIE, and impose a fine of between RMB1,000,000 and RMB10,000,000. Persons-in-charge and other persons that are directly liable for such failure shall be warned and each imposed a fine from RMB500,000 to RMB5,000,000. Controlling shareholders and actual controlling persons of us, our WFOEs and the VIEs that organize or instruct such violations shall be imposed a fine from RMB1,000,000 and RMB10,000,000.

If we fail to obtain the relevant approval or complete the filings and other relevant regulatory procedures, we, our WFOEs and the VIEs may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the ADSs.

On September 6, 2024, the NDRC and MOFCOM jointly issued the Negative List (2024 Version), which became effective on November 1, 2024. Pursuant to the Negative List (2024 Version), if a company in China engaging in the prohibited business stipulated in the Negative List (2024 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2024 Negative List is relatively new, the interpretation and implementation of these new requirements are still evolving, and we may have difficulty in understanding or predicting that whether and to what extent listed companies like us will be subject to these new requirements. If we and the VIEs’ are required to comply with these requirements and fail to do so on a timely basis, or at all, our and the VIEs’ business operation, financial condition and business prospect may be adversely and materially affected.

On February 24, 2023, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination.

We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us and the VIEs. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for

Comments), are required for our listing status or future offshore offerings, we could not predict whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “— Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our and the VIEs’ business.”

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the ADS holders.

The PRC enterprise income tax law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation (the “SAT”), issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“SAT Circular 82”), which provides that a foreign enterprise controlled by a PRC company or a group of PRC companies will be classified as a “resident enterprise” with its “de facto management body” located within China if all of the following requirements are satisfied: (1) the senior management and core management departments in charge of its daily operations function are mainly in China; (2) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (3) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (4) at least half of the enterprise’s directors with voting right or senior management reside in China. The SAT issued a bulletin in August 2011 to provide more guidance on the implementation of SAT Circular 82. The bulletin clarifies certain matters relating to resident status determination, post-determination administration and competent tax authorities. Although both the circular and the bulletin only apply to offshore enterprises controlled by PRC enterprises and not those by PRC individuals, the determination criteria set forth in the circular and administration clarification made in the bulletin may reflect the general position of the SAT on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises and the administration measures should be implemented, regardless of whether they are controlled by PRC enterprises or PRC individuals.

In addition, the SAT issued a bulletin in January 2014 to provide more guidance on the implementation of SAT Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined as a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

As the tax resident status of an enterprise is subject to the determination by the PRC tax authorities, if we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25.0%, although dividends distributed to us from our existing PRC subsidiaries and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders and ADS holders may be decreased as a result of the decrease in distributable profits. In addition, if we were to be considered a PRC “resident enterprise,” dividends we pay with respect to the ADS or ordinary shares and the gains realized from the transfer of the ADS or ordinary shares may be considered income derived from sources within China and be subject to PRC withholding tax, which could have a material adverse effect on the value of your investment in us and the price of the ADS.

We and the VIEs are subject to the PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental regulations on currency conversion when using the proceeds of our offering of securities to make loans to or make additional capital contributions to our PRC subsidiaries and the VIEs, which could affect our liquidity and our ability to fund and expand our and the VIEs’ business.

As an offshore holding company of our PRC subsidiaries, we may make loans to our PRC subsidiaries and the VIEs, or we may make additional capital contributions to our PRC subsidiaries. Such loans to our PRC subsidiaries or the VIEs in China and capital contributions are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiaries and the VIEs cannot exceed statutory limits and must be filed with the State Administration of Foreign

Exchange (“SAFE”) via SAFE’s official online system. Besides SAFE filing, such loans may also need to be filed with the NDRC or its local branches. In addition, the convertibility of foreign currencies into Renminbi and use of the proceeds might also be subject to PRC regulations. In March 2015, SAFE promulgated SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 2015. SAFE further promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement (“SAFE Circular 16”), effective in June 2016, which, among other things, amend certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. In October 2019, the SAFE promulgated the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment (“SAFE Circular 28”), which was further amended in December 2023, pursuant to which all foreign-invested enterprises can make equity investments in the PRC with their capital funds in accordance with the law. The Circular Regarding Further Optimizing the Cross-border Renminbi Policy to Support the Stabilization of Foreign Trade and Foreign Investment jointly promulgated by the People’s Bank of China (the “PBOC”), the NDRC, MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the CBIRC and SAFE on December 31, 2020 and effective on February 4, 2021 allows the non-investment foreign-invested enterprises to make domestic reinvestment with capital denominated in Renminbi in accordance with the law on the premise that they comply with prevailing regulations and the invested projects in China are authentic and compliant.

Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. If the VIEs require financial support from us or our wholly owned subsidiaries in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund the VIEs’ operations shall comply with statutory requirements, including those described above.

Our ability to convert, transfer and use the net proceeds from our overseas offerings or any offering of additional equity securities in China may be affected by the applicable foreign exchange circulars and rules and our ability to convert, transfer and use the net proceeds from our overseas offerings or any offering of additional equity securities, which may adversely affect our and the VIEs’ business, financial condition and results of operations. As the foreign exchange related regulatory regime and practice are complex and may change from time to time, we cannot assure you that we have complied or will be able to comply with all applicable foreign exchange circulars and rules, or that we will be able to complete the necessary government registrations or filings on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or filings, our ability to contribute additional capital to fund our and the VIEs’ PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our and the VIEs’ business.

There are significant uncertainties in certain treaty benefits enjoyed by our PRC subsidiaries with respect to dividends payable by our PRC subsidiaries to our offshore subsidiaries under the PRC enterprise income tax law relating to the withholding tax liabilities.

Under the PRC enterprise income tax and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside China, will be subject to a withholding tax rate of 10.0%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5.0% if a Hong Kong resident enterprise owns at least 25.0% of the equity interest in the PRC company and satisfies other conditions as provided under the special tax arrangement. Our current PRC subsidiaries are wholly owned by our Hong Kong subsidiary.

Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in February 2009, the taxpayer that is a tax resident of the other contracting party to the tax treaty and also the beneficial owner of the relevant dividends needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer should be a company as provided in the tax treaty, (2) the taxpayer must directly own the required percentage of equity interests and voting rights in the PRC subsidiaries, and (3) the corporate shareholder to receive dividends from the PRC subsidiaries must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Additionally, the SAT promulgated the Notice on Issues Related to the “Beneficial Owner” in Tax Treaties

in February 2018, which requires the “beneficial owner” to have ownership and the right to dispose of the income or the rights and properties giving rise to the income and generally engage in substantive business activities and sets forth certain detailed factors in determining the “beneficial owner” status. The SAT promulgated the Announcement on How to Recognize the “Beneficial Owner” in Tax Treaties on June 29, 2012, which further clarified and supplemented the application of the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties. Furthermore, the SAT promulgated the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties (“Circular 9”), in February 3, 2018, which took effect on April 1, 2018, replaced the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties and the Announcement on How to Recognize the “Beneficial Owner” in Tax Treaties and provides guidance for determining whether a resident of a contracting party is the “beneficial owner” of an item of income under China’s tax treaties and tax arrangements.

According to Circular 9, when determining an applicant’s status as a “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in 12 months to residents in a third country or region, whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account and analyzed based on specific circumstances. Circular 9 further provides that applicants who intend to prove his or her status as a “beneficial owner” shall submit relevant documents to tax bureau according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties. Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to inspection or approval of the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from our PRC subsidiaries.

We face uncertainties with respect to indirect transfers of the equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (“SAT Bulletin 7”). SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

In October 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which came into effect in December 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Our ability to receive and use our net revenues effectively may be affected by regulations on currency exchange.

Substantially all of our net revenues are denominated in Renminbi. As a result, our ability to use net revenues generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our shareholders and ADS holders in U.S. dollars may be affected by regulations on currency exchange. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by SAFE. For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. Our ability to obtain foreign exchange for capital expenditures could be affected by these regulations.

Our PRC subsidiaries are permitted to declare dividends to our offshore subsidiary holding their equity interest, convert the dividends into a foreign currency and remit to its shareholder outside China. In addition, in the event that our PRC subsidiaries liquidate, proceeds from the liquidation may be converted into foreign currency and distributed outside China to our overseas subsidiary holding its equity interest.

Other than the above distributions by and through our PRC subsidiaries which are permitted to be made without the necessity to obtain further approvals, any conversion of the Renminbi-denominated net revenues generated by the VIEs for direct investment, loan or investment in securities outside China will be subject to the regulations discussed above. To the extent we need to convert and use any Renminbi-denominated net revenues generated by the VIEs not paid to our PRC subsidiaries and net revenues generated by our PRC subsidiaries not declared and paid as dividends, t the convertibility of, and our ability to directly receive and use such net revenues might be affected due to the regulations discussed above. As a result, our and the VIEs’ business and financial condition may be adversely affected. In addition, we cannot assure you that the PRC regulatory authorities will not promulgate new regulations on the convertibility of Renminbi in the future, especially with respect to foreign exchange transactions.

Our subsidiaries and the VIEs in China are subject to restrictions on making dividends and other payments to us.

We are a holding company and rely principally on dividends paid by our subsidiaries in China for our cash needs, including paying dividends and other cash distributions to our shareholders to the extent we choose to do so, servicing any debt we may incur and paying our operating expenses. The income for our PRC subsidiaries, especially our WFOEs, in turn depends on the service fees paid by the VIEs. Current PRC regulations permit our subsidiaries in China to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under the applicable requirements of PRC law, our PRC subsidiaries may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries or the VIEs in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any such restrictions may materially affect such entities’ ability to make dividends or make payments, in service fees or otherwise, to us, which may materially and adversely affect our and the VIEs’ business, financial condition and results of operations.

Fluctuations in exchange rates may have a material adverse effect on your investment.

The conversion of the Renminbi into foreign currencies, including the U.S. dollar, is based on rates set by the People’s Bank of China and by the Board of Governors of the Federal Reserve System. The value of the Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. We cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar and other currencies in the future. It is difficult to predict how market forces or the PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, the ADS in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from offerings of securities into Renminbi for our and the VIEs’ operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of the ADS in U.S. dollars without giving effect to any underlying change in our and the VIEs’ business or results of operations.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a comprehensive review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. Moreover, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the anti-monopoly law enforcement agency. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by MOFCOM. Furthermore, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited. Moreover, in December 2020, the NDRC and the MOFCOM promulgated the Measures for Security Review of Foreign Investment, which became effective on January 18, 2021. Pursuant to the Measures for Security Review of Foreign Investment, any foreign investment activities falling in the scope such as important cultural products and services, important information technologies and internet products and services, important financial services, key technologies and other important fields that concern state security while obtaining the actual control over the enterprises invested in, a foreign investor or a party concerned in the PRC shall take the initiative to make a declaration to the working mechanism office prior to making the investment. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Foreign Investment in Value-added Telecommunications Companies” in our 2024 Form 20-F.

We could not assure you that we can comply with these regulations, including their interpretation and implementation, in a timely manner, if at all, and we may also spend additional time and costs for such compliance, whether our ability to complete merger and acquisition transactions in China and our ability to seek growth through acquisitions would be materially and adversely affected.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigations or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for a foreign securities regulator to directly conduct investigations or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles (“SAFE Circular 37”), effective in July 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore special purpose vehicles by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations. As of the date of our 2024 Form 20-F, all PRC residents known to us that currently hold direct or indirect interests in our company have completed the necessary registrations with SAFE as required by SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of SAFE Circular 37. As a result, we cannot assure you that these individuals or any other direct or indirect shareholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our PRC subsidiaries could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiaries’ ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from contributing additional capital into our PRC subsidiaries. As a result, our and the VIEs’ business operations and our ability to make distributions to you could be materially and adversely affected.

Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our and the VIEs’ business.

In the opinion of our PRC counsel, Beijing Guo Huan Law Firm, we and the VIEs are subject to PRC laws and regulations governing the collecting, storing, sharing, using, processing, disclosure and protection of data on the internet and mobile platforms as well as cybersecurity. The PRC regulators, including the MIIT and the CAC, have been increasingly focused on regulation in the areas of cybersecurity and data protection and governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data, which require certain authorization or consent from users prior to collection, use or disclosure of their personal data and also protection of the security of the personal data of such users. The MIIT issued the Order for the Protection of Telecommunications and Internet User Personal Information on July 16, 2013, requiring internet service providers to establish and publish protocols relating to the collection or use of personal information, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Institutions and their employees are prohibited from selling or otherwise illegally disclosing a person’s personal information obtained during the course of performing duties or providing services. Pursuant to the PRC Cybersecurity Law, effective on June 1, 2017, network operators are required to fulfill certain obligations to safeguard cyber security and enhance network information management. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations relating to internet information security and privacy protection” in our 2024 Form 20-F.

Moreover, existing PRC privacy, cybersecurity and data protection-related laws and regulations are evolving and subject to potentially differing interpretations, and various legislative and regulatory bodies may enact new laws and regulations regarding privacy, cybersecurity and data protection-related matters. These developments could adversely affect our and the VIEs’ business, operating results and financial condition. Any failure or perceived failure by us or the VIEs to comply with new or existing PRC privacy, cybersecurity or data protection laws, regulations, policies, industry standards or legal obligations, or any systems failure or security incident that results in the unauthorized access to, or acquisition, release or transfer of, personally identifiable information or other data relating to customers or individuals may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, fines and penalties, adverse publicity or potential loss of business. For example, on June 10, 2021, the Standing Committee of the National People’s Congress (the “Standing Committee of the NPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data information. Furthermore, along with the promulgation of the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, overseas-listed China-based companies are experiencing a heightened scrutiny over their compliance with laws and regulations regarding data security, cross-border data flow and management of confidential information from PRC regulatory authorities.

On August 20, 2021, the Standing Committee of the NPC issued the Personal Information Protection Law, which has been effective from November 1, 2021 and reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances. The Personal Information Protection Law clarifies the scope of application, the definition of personal information and sensitive personal information, the legal basis of personal information processing and the basic requirements of notice and consent.

On October 29, 2021, the CAC publicly solicited opinions on the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments), which requires that any data processor who provides to an overseas recipient important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment shall conduct security assessment. The Measures for the Security Assessment of Data Cross-border Transfer was adopted on July 7, 2022 and took effect on September 1, 2022.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the CAC published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CAC Revised Measures, considering that (i) we are not holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; (ii) as of the date of our 2024 Form 20-F, we have not received any notice or determination from applicable PRC governmental authorities identifying the PRC operating entities, the VIE, or any of the VIE’s subsidiaries as critical information infrastructure operators.

On July 7, 2022, the CAC promulgated the Measures on Data Export Security Assessment, which came into effect on September 1, 2022. Such Measures on Data Export Security Assessment requires data processors to apply for a security assessment on data export. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of

State Secrets Protection and the National Archives Administration released the revised Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Provision on Confidentiality, which became effective on March 31, 2023.

On September 24, 2024, the State Council issued the Regulation on the Administration of Cyber Data Security (the “Cyber Data Security Regulation”), which became effective from January 1, 2025. The Cyber Data Security Regulation stipulated certain requirements on network data processing activities, the security and protection of network data, and the reasonable and effective use of network data, and further shed light on the protection of personal information, security of important data, management of cross-border security of network data and obligations of network platform service providers. The Cyber Data Security Regulation required, among others, where network data processing activities carried out by a network data processor affect or may affect national security, national security review shall be conducted in accordance with relevant PRC regulations. However, as the Cyber Data Security Regulation provided no further explanation or interpretation for “affect or may affect national security”, if we were deemed having carried our any network data processing activities that “affect or may affect national security”, we may be subject to the national security review under article 13 of the Cyber Data Security Regulation, failing which may subject us to fines, penalties, suspension of relevant business and revocation of relevant business permits, and thus our business operations may be adversely affected.

Complying with these obligations concerning data protection and cybersecurity could cause us and the VIEs to incur substantial costs. As the interpretation and application of cybersecurity laws, regulations and standards of the PRC are still evolving, we and the VIEs may be required to make further adjustments to our and the VIEs’ business practices to comply with the laws, under which circumstances our and the VIEs’ compliance cost may be increased and our business performance might be affected. We expect that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the PRC, and we cannot yet determine the impact such future laws, rules, regulations and standards may have on our and the VIEs’ business.

Moreover, we and the VIEs may not disclose any personal data or information, unless required by the competent PRC authorities through certain procedures required by the laws, for the purpose of, among others, safeguarding the national security, investigating crimes, investigating infringement of information network communications rights, or cooperating with the supervision and inspection of telecommunications regulatory authorities. Failure to comply with these requirements could subject us and the VIEs to fines and penalties.

Our ability to grant share incentive awards to our employees or consultants who are PRC citizens is subject to applicable PRC laws and regulations.

Pursuant to SAFE Circular 37, PRC residents who participate in stock incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose vehicles. In the meantime, pursuant to the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in a Stock Incentive Plan of an Overseas Publicly-Listed Company issued by SAFE in February 2012 (“SAFE Circular 7”), a qualified PRC agent (which could be the PRC subsidiary of the overseas-listed company) is required to file, on behalf of “domestic individuals” (both PRC residents and non-PRC residents who reside in China for a continuous period of not less than one year, excluding the foreign diplomatic personnel and representatives of international organizations) who are granted shares or share options by the overseas-listed company according to its share incentive plan, an application with SAFE to conduct SAFE registration with respect to such share incentive plan, and obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with the share purchase or share option exercise. Such PRC individuals’ foreign exchange income received from the sale of shares and dividends distributed by the overseas listed company and any other income shall be fully remitted into a collective foreign currency account in China, which is opened and managed by the PRC domestic agent before distribution to such individuals. In addition, such domestic individuals must also retain an overseas entrusted institution to handle matters in connection with their exercise of share options and their purchase and sale of shares. The PRC domestic agent also needs to update registration with SAFE within three months after the overseas-listed company materially changes its share incentive plan or make any new share incentive plans.

We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of no less than one year and who have been granted stock options are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. Our ability to adopt additional incentive plans for our directors, executive officers and employees is subject to applicable PRC laws. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Foreign Currency Exchange — Share Option Rules” in our 2024 Form 20-F.

Labor contract laws in China may adversely affect our and the VIEs’ results of operations.

The current PRC labor contract law imposes considerable liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based on the mandatory retirement age. In the event we and the VIEs decide to significantly change or decrease our and the VIEs’ workforce in a manner that is most advantageous to our and the VIEs’ business or in a timely and cost-effective manner, our and the VIEs’ ability to enact such changes shall comply with the Labor Contract Law, thus materially and adversely affecting our and the VIEs’ financial condition and results of operations.

Increases in labor costs and employee benefits in China may adversely affect our and the VIEs’ business and profitability.

The PRC economy has been experiencing significant growth, leading to inflation and increased labor costs. China’s overall economy and the average wage in China are expected to continue to grow. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our and the VIEs’ employees. It is subject to the determination of the relevant government agencies whether an employer has made adequate payments of the requisite statutory employee benefits, and employers that fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. Future increases in China’s inflation and material increases in labor costs and employee benefits may materially and adversely affect our and the VIEs’ profitability and results of operations. If we and the VIEs are subject to late fees or fines in relation to the underpaid employee benefits, our and the VIEs’ financial condition and results of operations may be adversely affected.

Failure to make adequate contributions to various mandatory social security plans and withhold individual income tax as required by PRC regulations may subject us and the VIEs to penalties.

PRC laws and regulations require us and the VIEs to pay several statutory social welfare benefits for our and the VIEs’ employees, as applicable, including pensions, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund contributions. Local governments usually implement localized requirements as to mandatory social security plans considering differences in economic development in different regions. PRC laws and regulations also require us and the VIEs to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. Our and the VIEs’ failure in making contributions to various mandatory social security plans, withholding individual income tax and in complying with applicable PRC labor-related laws may subject us and the VIEs to late payment penalties. With respect to the underpaid statutory social welfare benefits, we and the VIEs may be required to make up the contributions for these plans as well as to pay late fees and fines; with respect to the under withheld individual income tax, we and the VIEs may be required to make up sufficient withholding and pay late fees and fines. If we and the VIEs are subject to late fees or fines in relation to the failure in making contributions to various mandatory social security or withholding individual income tax, our and the VIEs’ financial condition and results of operations may be affected.

Regulation and censorship of information disseminated over the internet in China may adversely affect our and the VIEs’ business and reputation and subject us and the VIEs to liability for information displayed on our and the VIEs’ website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our and the VIEs’ website is found to be in violation of any such requirements, we and the VIEs may be penalized by relevant authorities, and our and the VIEs’ operations or reputation could be adversely affected.

You may experience difficulties in bringing actions and enforcing foreign judgments in Cayman Islands or in China against us, our management or our assets.

We are incorporated in the Cayman Islands, but most of our, our subsidiaries’ and the VIEs’ operations are conducted in China and most of our, our subsidiaries’ and the VIEs’ assets are located in China. In addition, most of our directors and officers are nationals and/or residents of the PRC, and all or a substantial portion of their assets are located in China. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights or have a claim against us, either under United States federal or state securities laws or otherwise. Even if you are successful in bringing an action of this kind, we cannot assure you that you could always successfully enforce a judgment against our assets or the assets of our directors and officers based on the laws of the Cayman Islands or the laws of China.

All of our officers and directors, including Guangsheng Liu as our Chief Executive Officer and Chairman of the Board of Directors, and Chief Financial Officer, Jintao Lin, Wentao Deng, Yicheng Yang as our independent director, are residents of PRC or elsewhere outside of the U.S., and the majority of our assets and the assets of such persons are located outside the U.S.

It may also be difficult for our shareholders to effect service of process upon us or those persons in China. As advised by our PRC legal counsel, China currently does not have treaties providing for the reciprocal recognition and enforcement of court judgments with the Cayman Islands, United States and many other countries and regions. Therefore, with respect to matters that are not subject to a binding arbitration provision, we cannot assure you that the judgements of those non-PRC jurisdiction could be unconditionally recognized and enforced judgments of any of those non-PRC jurisdictions in a China court.

Risks Related to Our Securities, including the ADSs

Trading in our securities on any U.S. stock exchange and the U.S. over-the-counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over the counter.

The HFCA Act was enacted on December 18, 2020. Trading in our securities on U.S. markets, including the over-the-counter market, may be prohibited under the HFCA Act if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to determine, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize the implementation of disclosure and documentation measures, which require us to identify, in our annual report on Form 20-F, (1) the auditors that provided opinions to the financial statements presented in the annual report, (2) the location where the auditors’ report was issued, and (3) the PCAOB ID number of the audit firm or branch that performed the audit work.

On December 16, 2021, the PCAOB issued the HFCA Act Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”). On August 26, 2022, the PCAOB signed a Statement of Protocol (the “Protocol”) with the CSRC and Ministry of Finance of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Protocol sets forth, among other terms, that (1) the PCAOB has independent discretion to select any issuer audits for inspection or investigation, (2) the PCAOB gets direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated, (3) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act of 2002, and (4) the PCAOB inspectors can see audit work papers without redactions. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “commission-identified issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate.

Our current auditor, JWF Assurance PAC (“JWF”), is an independent registered public accounting firm headquartered in Singapore. Our previous auditor, Marcum Asia CPAs LLP (“Marcum Asia”), the independent registered public accounting firm that issues the audit report for the fiscal year ended December 31, 2022 and 2023 included in our 2024 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia is headquartered in New York, New York, and as of the date of our 2024 Form 20-F, Marcum Asia is not included in the 2021 Determinations. As a result, we do not expect to be identified as a “commission-identified issuer” under the HFCA Act for the fiscal year ended December 31, 2024 after we file our annual report on Form 20-F for the fiscal year of 2024.

Notwithstanding the foregoing, our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If, in the future, we have been identified by the SEC for two consecutive years as a “commission-identified issuer” whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In addition, it remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). We cannot assure you whether regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. If we fail to meet the new listing standards specified in the HFCA Act, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over-the-counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect the trading price of the ADSs or terminate the trading of the ADSs in the United States. Such a prohibition would substantially impair your ability to sell or purchase the ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of the ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

The trading price of the ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the perception and attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of the ADSs, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for the ADSs may be highly volatile due to a number of factors, including the following:

•        regulatory developments affecting us and the VIEs or our industry, and users of our and the VIEs’ online platform;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in the market condition, market potential and competition in automobile industry;

•        announcements by us, the VIEs or our and the VIEs’ competitors of new automobile services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

•        fluctuations in global and Chinese economies;

•        changes in financial estimates by securities analysts;

•        adverse publicity about us and the VIEs;

•        additions or departures of our and the VIEs’ key personnel and senior management;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•        potential litigation or regulatory investigations; and

•        sales or perceived potential sales of additional Class A ordinary shares, the ADSs and the ADSs issuable upon the exercise of the Warrants.

Any of these factors may result in large and sudden changes in the volume and price at which the ADSs will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our and the VIEs’ results of operations. Any such class action suit, whether or not successful, could harm our and the VIEs’ reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our and the VIEs’ financial condition and results of operations.

If we do not satisfy the requirements for continued listing on Nasdaq Stock Market, the ADSs could be suspended or delisted from Nasdaq.

The ADSs are currently listed on the Nasdaq Capital Market. The Nasdaq Listing Rules has minimum requirements that a company must meet for continued listing on the Nasdaq Capital Market. These requirements include maintaining a minimum closing bid price of US$1.00 per ADS for a period of 30 consecutive trading days. On February 17, 2023, we received a notice from Nasdaq that we failed to comply with the minimum closing bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules as the closing bid price per ADS had been below US$1.00 for a period of 30 consecutive business days. The Nasdaq notification letter does not result in the immediate delisting of our securities. Pursuant to Rule 5810(c)(3)(A) of the Nasdaq Listing Rules, we had a compliance period of 180 calendar days, or until August 16, 2023 to regain compliance with Nasdaq’s minimum bid price requirement. On February 9, 2024, we received a notification letter (the “Compliance Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market Inc. (“Nasdaq”), informing us that the closing bid price of the ADSs had been at US$1.00 per ADS or greater for 10 consecutive business days from January 26 through February 8, 2024, and accordingly, we regained compliance with the Nasdaq Listing Rule 5550(a)(2).

We cannot assure you that we will be able to continue to meet the financial and corporate governance requirements to qualify for continued listing, including the minimum bid price requirement of at least US$1.00 per ADS pursuant to Rule 5550(a)(2) of the Nasdaq Listing Rules. The issuance and sale of any securities in the future may be dilutive to our existing shareholders and may cause the price of the ADSs to decline. The issuance of additional shares by us that has the effect of reducing the price of the trading price of ADSs may also prevent us from being able to maintain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2), which may result in the ADSs being suspended or delisted from the Nasdaq Capital Market. If a suspension or delisting of the ADSs were to occur, there would be significantly less liquidity in the suspended or delisted ADSs. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

As a result of the dual-class share structure and the concentration of ownership, our Company majority shareholder(s) may have considerable influence over matters such as decisions regarding mergers, consolidations, sale of all or substantially all of our assets, election of directors and other significant corporate actions, and may take action(s) that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial. As of the date of this Prospectus, Mr. Wei Wen beneficially owns approximately 36.8% of the aggregate voting power of our company. See “Item 6. Directors, Senior Management and Employees — E. Share Ownership.” As a result of the dual-class share structure and the concentration of ownership, Mr. Wei Wen has considerable influence over matters such as decisions regarding mergers, consolidations, sale of all or substantially all of our assets, election of directors and other significant corporate actions. He may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

In addition, recent changes in our senior management and board composition, including the resignation of Mr. Wei Wen as the director, Chief Executive Officer and Chairman of the Board of Directors, the resignation of Jianchen Sun as the President, the resignation of Mr. Simon Li as Chief Financial Officer, and the resignation of Hui Yuan as the Chief Operating Officer, may result in operational disruptions, loss of institutional knowledge or uncertainty in strategic direction. Effective November 6, 2025, Mr. Guangsheng Liu, our Co-Chief Executive Officer, was appointed as Chief Financial Officer and Chairman of the Board of Directors while continuing to serve as Chief Executive Officer. Though the company will act promptly to ensure that it satisfies the requirements under the Nasdaq listing rules as well as all other relevant rules and regulations in a timely manner, such transitions could adversely affect our ability to execute on key initiatives, retain key personnel or maintain relationships with stakeholders, potentially impacting our business performance and the market price of our Class A ordinary shares and ADSs.

Substantial future sales or perceived potential sales of the ADSs in the public market could cause the price of the ADSs to decline.

Sales of substantial amounts of the ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of the ADSs. All of the outstanding ADSs are freely transferable without restriction or additional registration under the Securities Act, subject to certain restrictions. Sales of these shares into the market could cause the market price of the ADSs to decline. The sale of ADSs issued upon the exercise of warrant instruments could further dilute the holdings of our then existing shareholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our and the VIEs’ business, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs will depend in part on the research and reports that securities or industry analysts publish about us, the VIEs or our and the VIEs’ business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the ADSs or publishes inaccurate or unfavorable research about our and the VIEs’ business, the market price for the ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of the ADSs.

On January 21, 2021, our board of directors have received a preliminary non-binding proposal letter from Mr. Wei Wen, our then-chairman and chief executive officer, proposing a “going-private” transaction. On November 12, 2021, Mr. Wei Wen withdrew the non-binding going-private proposal, in order to open up more opportunities for our company.

We cannot assure you that other members of our senior management team will not in the future propose similar going-private transactions and seek to acquire all of the outstanding ordinary shares of our company. Such transaction, whether or not consummated, may divert management focus, employee attention and resources from other strategic opportunities and from operational matters. Uncertainty about the future direction of our company may inhibit investors from buying the ADSs, which may reduce liquidity in the market for the ADSs.

In light of recent changes in our senior management and board composition, including the resignation of Mr. Wei Wen as director, Chief Executive Officer and Chairman of the Board of Directors and the resignation of Mr. Simon Li as Chief Financial Officer, the risk of future going-private or similar proposals from former leadership has diminished. However, these leadership transitions may introduce new uncertainties, such as shifts in strategic priorities under the new leadership of Mr. Guangsheng Liu as Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors (effective November 6, 2025). Though the company will act promptly to ensure that it satisfies the requirements under the Nasdaq listing rules as well as all other relevant rules and regulations in a timely manner, such changes could lead to revised approaches to corporate transactions, including potential new proposals from current or future senior management, which might still result in the aforementioned distractions, resource diversions and market volatility.

Techniques employed by short sellers may drive down the market price of the ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our and the VIEs’ business operations, and any investment in the ADSs could be greatly reduced or even rendered worthless.

We do not intend to apply for any listing of the warrant instruments issued in connection with our past offerings on any exchange or nationally recognized trading system, and we do not expect a market to develop for such warrants.

On November 25, 2022, we completed a registered direct offering with investors for the purchase and sale of (1) 3,654,546 ADSs, (2) certain pre-funded warrants to purchase 1,800,000 ADSs in lieu of the ADSs being offered, and (3) certain warrants to purchase up to 5,454,546 ADSs, to certain institutional investors pursuant to a securities purchase agreement dated November 21, 2022 (the “November 2022 Offering”). On October 28, 2024, we completed a registered direct offering with investors for the purchase and sale of (1) 241,677 ADSs, (2) certain pre-funded warrants to purchase up to 520,042 ADSs, and (3) in a concurrent private placement, restricted warrants to purchase an aggregate of up to 761,719 ADSs, to certain institutional investor pursuant to a securities purchase agreement dated October 24, 2024 (the “October 2024 Offering”). We do not intend to apply for any listing of the warrants or the pre-funded warrants on Nasdaq Stock Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the warrants or the pre-funded warrants. Without an active market, the liquidity of the warrants and the pre-funded warrants will be limited. Further, the existence of the warrants and the pre-funded warrants may act to reduce both the trading volume and the trading price of the ADSs.

The Warrants are speculative in nature.

For a period of five years commencing upon the date of issuance, holders of the warrants purchased in the November 2022 Offering and October 2024 Offering may exercise their right to acquire the ADSs at an exercise price of US$2.75 per share and US$1.4494 per share, respectively. There can be no assurance that the market price of the ADSs will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise them.

Except as otherwise provided in the warrants or the pre-funded warrants, holders of the warrants purchased in past offerings will have no rights as our shareholders.

The warrants and the pre-funded warrants offered in the November 2022 Offering and October 2024 Offering do not confer any rights as shareholders of our company on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire the ADSs at a fixed price for a limited period of time. Specifically, a holder of the warrants may exercise the right to acquire one ADS at an exercise price per ADS set forth in the warrants prior to the 5th anniversary of the original issuance date, upon which date any unexercised warrants will expire and have no further value. A holder of a pre-funded warrant may exercise the right to acquire one ADS and pay a nominal exercise price at any time. Upon exercise of the warrants, their holders will be entitled to exercise the rights of a holder of the ADSs only as to matters for which the record date occurs after the exercise date. Holders of the ADSs may only exercise their voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our and the VIEs’ business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividends may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the ADSs will likely depend entirely upon any future price appreciation of the ADSs. We cannot guarantee that the ADSs will appreciate in value or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in the ADSs and you may even lose your entire investment in the ADSs.

We may be a “controlled company” under the Nasdaq Stock Market Rules, whereupon we may be exempt from certain corporate governance requirements that could adversely affect our public shareholders.

We may qualify as a “controlled company” under the Nasdaq Stock Market Rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Stock Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors.

Although we do not intend to rely upon any such exemptions, we could elect to rely on any or all of these exemptions in the future. Should we choose to do so, so long as we remain a controlled company relying on any of such exemptions and during any transition period following the time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements. Recent changes in our senior management and board composition may introduce additional governance uncertainties, such as potential shifts in how we approach corporate governance practices or committee compositions under new leadership, which could further impact the level of protections available to our public shareholders if we elect to utilize controlled company exemptions in the future.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could result in adverse United States federal income tax consequences to United States investors in the ADSs or ordinary shares.

We will be classified as a “passive foreign investment company,” or PFIC, if, in the case of any particular fiscal year, either (1) 75.0% or more of our gross income for such year consists of certain types of passive income, or (2) 50.0% or more of the average quarterly value of our assets during such year produce or are held for the production of passive income. Although the law in this regard is unclear, we treat the VIEs as being owned by us for United States federal income tax purposes, not only because we exercise significant influence over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operation in our financial statements. Assuming that we are the owner of the VIEs for United States federal income tax purposes, and based upon our historical and current income and assets, we do not believe that we were classified as a PFIC for the fiscal year ended December 31, 2023, and we do not expect to be classified as a PFIC for the current fiscal year.

The determination of whether we are or will become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular, the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). Among other matters, if our market capitalization declines, we may be classified as a PFIC for the current fiscal year or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current fiscal year or future fiscal years.

While we do not expect to become a PFIC in the current fiscal year, the determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and cash. Under circumstances where we retain significant amounts liquid assets, or if the VIEs were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each fiscal year, we cannot assure you that we will not be a PFIC for the current fiscal year or any future fiscal year.

If we are classified as a PFIC in any fiscal year, a U.S. Holder (as defined in “Taxation — United States Federal Income Taxation”) may incur significantly increased United States federal income tax on gain recognized on the sale or other disposition of the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants and on the receipt of distributions on the ADSs or ordinary shares (and, if applicable, the Warrants or the Pre-Funded Warrants) to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holders may be subject to burdensome reporting requirements. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants. For more information, see “Taxation — United States Federal Income Taxation.”

Our memorandum and articles of association contains anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares and the ADSs.

Our memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, represented by the ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares and ADSs may be materially and adversely affected. However, under Cayman Islands law, our board of directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interest of our company.

Because we are incorporated under Cayman Islands law and conduct our operations primarily in emerging markets, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by, among other things, our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The courts of the Cayman Islands are unlikely (1) to recognize or enforce against us or our directors or officers judgments of courts of the United States that are predicated upon the civil liability provisions of U.S. securities laws, or (2) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without re-trial of the merits of the underlying disputes based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

In addition, we conduct substantially all of our business operations in emerging markets, including China, and substantially all of our directors and senior management are based in China. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other procedures for the SEC, the DOJ and other U.S. authorities to obtaining information needed for shareholder investigations or litigation. Although the competent authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of a mutual and practical cooperation mechanism. In China, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or large shareholders than they would as public shareholders of a company incorporated in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the Nasdaq Stock Market Rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a Cayman Islands exempted company listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, the Nasdaq Stock Market Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For instance, we are not required to: (1) have a majority of the board be independent; (2) have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors; or (3) have regularly scheduled executive sessions with only independent directors each year. We intend to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Capital Market.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to vote the Class A ordinary shares represented by your ADSs.

As a holder of the ADSs, you will only be able to exercise the voting rights with respect to the Class A ordinary shares represented by your ADSs in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may only vote by giving timely voting instructions to the depositary. Upon receipt of your timely voting instructions, the depositary will vote the Class A ordinary shares represented by your ADSs in accordance with those instructions. You will not be able to directly exercise your right to vote with respect to the Class A ordinary shares represented by your ADSs unless you withdraw such shares. Under our memorandum and articles of association, the minimum notice period required for convening a general meeting is seven calendar days. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the Class A ordinary shares represented by your ADSs to allow you to vote with respect to any specific matter. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the Class A ordinary shares represented by your ADSs are not voted as you requested.

The terms of the deposit agreement provide us with a discretionary proxy to vote the Class A ordinary shares represented by your ADSs if you do not timely provide voting instructions to the depositary to vote the Class A ordinary shares at shareholders’ meetings, except in limited circumstances, which could adversely affect your interests.

Under the deposit agreement for the ADSs, if you do not provide the depositary with timely voting instructions, the depositary will give us a discretionary proxy to vote the Class A ordinary shares represented by your ADSs at shareholders’ meetings if:

•        we have timely provided the depositary with notice of meeting and related voting materials;

•        we have instructed the depositary that we wish to receive a proxy to vote uninstructed shares;

•        we have informed the depositary that we reasonably do not know any substantial opposition as to a matter to be voted on at the meeting; and

•        we have informed the depositary that such matter to be voted on at the meeting is not materially adverse to the interest of shareholders.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of the ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason. In addition, ADS holders may not be able to cancel their ADSs and withdraw Class A ordinary shares when they owe money for fees, taxes and similar charges.

We have not determined a specific use for a portion of the net proceeds from the Offerings to be made by us under this Form F-3, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of the Offerings to be made by us under this Form F-3, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of the Offerings to be made by us under this Form F-3. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of the ADSs, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•        Class A ordinary shares, including Class A ordinary shares represented by ADSs;

•        preferred shares;

•        debt securities;

•        warrants; and

•        units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our eighth amended and restated memorandum and articles of association (our shareholders adopted our eighth amended and restated memorandum and articles of association by a special resolution of the shareholders on February 10, 2025), the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus the Company has an aggregate of 9,541,337,019 ordinary shares issued and outstanding, consisting of 9,486,076,439 Class A Ordinary Shares (par value US$0.0001 per share) and 55,260,580 Class B ordinary shares of the Company (par value US$0.0001 per share).

The following are summaries of material provisions of our currently effective eighth amended and restated memorandum and articles of association (our shareholders adopted our eighth amended and restated memorandum and articles of association by a special resolution of the shareholders on February 10, 2025) (the “Memorandum and Articles of Association”) and the Companies Act insofar as they relate to the material terms of our ordinary shares. You should read our Memorandum and Articles of Association, which was filed as an exhibit to the 2024 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Classes of Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Preemptive Rights

Our shareholders do not have preemptive rights.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share shall, on a poll, entitle the holder thereof to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall, on a poll, entitle the holder thereof to one hundred (100) votes on all matters subject to the vote at general meetings of our company. Due to the super voting power conferred upon holders of Class B ordinary shares, the voting power of holders of our Class A ordinary shares may be materially limited.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person who is not an Affiliate (as defined in our Memorandum and Articles of Association) of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an Affiliate of the registered holder of such share, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our Memorandum and Articles of Association. In addition, our shareholders may by an ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our Memorandum and Articles of Association provide that our directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of our directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either our profits or share premium account, provided that in no circumstances may a dividend be paid if, immediately after this payment, this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote by our shareholders, except as may otherwise be required by law or provided for in our Memorandum and Articles of Association. In respect of matters requiring shareholders’ vote, on a poll, each Class A ordinary share entitles the holder thereof to one vote, and each Class B ordinary share entitles the holder thereof to 100 votes. Voting at any shareholders’ meeting is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares cast by those shareholders entitled to vote who are present or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association. We may, among other things, subdivide or consolidate our shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy or, if a corporation or other non-natural person by its duly authorized representative, representing in aggregate not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of shareholders representing in aggregate not less than one-third (1/3) of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings as at the date of the deposit of the requisition, our board is obliged to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•        a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or after compliance with any notice requirement of Nasdaq be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board may determine.

Liquidation

On a return of capital or the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by the shareholders by special resolution. Our company may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our Memorandum and Articles, special resolutions of shareholders and our register of mortgages and charges). See “Where You Can Find More Information.”

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Limitations on the Rights to Own Class A Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote Class A ordinary shares, other than anti-takeover provisions contained in the Memorandum and Articles of Association which may limit the ability of others to acquire control of our company or cause our company to engage in change-of-control transactions.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under the Memorandum and Articles of Association, requiring the Company to disclose shareholder ownership above any particular ownership threshold.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue negotiable or bearer shares or shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

•   the merger agreement does not amend in any respect its certificate of incorporation;

•   each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

•   either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

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The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

•   the statutory provisions as to the required majority vote have been met;

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•   the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of our company to challenge actions where:

•   a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control our company are perpetrating a “fraud on the minority.”

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors, Officers, Agents and Others and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise)

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

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any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of the company and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

Shareholder Action by Written Consent

The Companies Act and our Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

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Shareholder Proposals

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting	There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting.	Under the Delaware law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.
Removal of Directors

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. Each director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or reappointment by the Board. In addition, a directors office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors;

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

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(2) dies or is found to be or becomes of unsound mind; (3) resigns his office by notice in writing to our company; (4) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with the fiduciary duties which they owe to our company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transaction are entered into bona fide in the best interests of our company, and are entered into for proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

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Variation of Rights of Shares

Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	Under the Companies Act and our Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS represents ownership of four thousand and eight hundred (4,800) Class A ordinary shares, deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited Class A ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s principal executive office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to a registration statement on Form F-6 (File No. 333-227940) for our company. The form of ADR is on file with the SEC (as a prospectus) and was filed on October 23, 2018.

Dividends and Other Distributions

How will you receive dividends and other distributions on the Class A ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent.

•        Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the Class A ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

•        Class A Ordinary Shares.    The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those Class A ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares (or ADSs representing those Class A ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

•        Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A ordinary shares, new ADSs representing the new Class A ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

•        Other Distributions.    The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited Class A ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A ordinary shares. However, you may not know about the meeting enough in advance to withdraw the Class A ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

If we asked the depositary to solicit your instructions at least 30 days before the meeting date, but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that:

•        we wish to receive a proxy to vote uninstructed shares;

•        we reasonably do not know of any substantial shareholder opposition to a particular question; and

•        the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to the deposited Class A ordinary shares, if we request the depositary to disseminate a notice, we will give the depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to the ADS holders in connection with the meeting not less than 30 days prior to the meeting date.

Fees and Expenses

Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of Class A ordinary shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
US$.05 (or less) per ADS	Any cash distribution of ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
US$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of Class A ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A ordinary shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•        60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•        we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

•        we appear to be insolvent or enter insolvency proceedings;

•        all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•        there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•        there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•        are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•        are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•        are not liable if we or it exercises discretion permitted under the deposit agreement;

•        are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•        have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•        may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•        are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•        the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of Class A ordinary shares, the depositary may require:

•        payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities;

•        satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•        compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Class A Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying Class A ordinary shares at any time except:

•        when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A ordinary shares;

•        when you owe money to pay fees, taxes and similar charges; or

•        when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

Arbitration Provision

The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the International Arbitration Rules of the American Arbitration Association, including any securities law claim. However, a claimant could also elect not to submit its securities law claim to arbitration and instead bring such claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit such claim to arbitration.

DESCRIPTION OF PREFERRED SHARES

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•        the title of the debt securities;

•        the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•        any limit on the aggregate principal amount of the debt securities;

•        the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•        the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•        the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•        any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•        any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•        the denominations in which the debt securities will be issued;

•        whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•        the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•        the currency of denomination of the debt securities;

•        the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•        if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•        the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•        any provisions relating to any security provided for the debt securities;

•        any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•        any addition to or change in the covenants described in the indenture with respect to the debt securities;

•        whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•        a discussion of material income tax considerations applicable to the debt securities;

•        any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•        any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•        the title of the equity warrants;

•        the offering price;

•        the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

•        the currency or currency units in which the offering price, if any, and the exercise price are payable;

•        if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

•        the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•        if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

•        the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•        if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•        anti-dilution provisions of the equity warrants, if any;

•        redemption or call provisions, if any, applicable to the equity warrants; and

•        any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•        the title of the debt warrants;

•        the offering price;

•        the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•        the currency or currency units in which the offering price, if any, and the exercise price are payable;

•        the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

•        the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•        the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•        if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•        the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•        if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•        whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•        anti-dilution provisions of the debt warrants, if any;

•        redemption or call provisions, if any, applicable to the debt warrants; and

•        any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•        the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•        any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•        whether the units will be issued in fully registered or global form; and

•        any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•        through agents;

•        to dealers or underwriters for resale;

•        directly to purchasers;

•        in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•        through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•        at a fixed price or prices, which may be changed;

•        at market prices prevailing at the time of sale;

•        at prices related to prevailing market prices; or

•        at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•        any terms of the offering;

•        any underwriter, dealers or agents;

•        any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•        the net proceeds to us;

•        the purchase price of the securities;

•        any delayed delivery arrangements;

•        any over-allotment options under which underwriters may purchase additional securities from us;

•        the public offering price;

•        any discounts or concessions allowed or reallowed or paid to dealers; and

•        any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Most of our, our subsidiaries’ and the VIEs’ operations are conducted in mainland China, and most of our, our subsidiaries’ and the VIEs’ assets are located in mainland China. In addition, substantially all of our directors and officers are nationals and/or residents of the PRC, and all or a substantial portion of such persons’ assets are located in mainland China. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to Doing Business in China — There are difficulties in bringing actions and enforcing foreign judgments in China against us, our management or our assets.”

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the state and federal courts of the United States in connection with this offering.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Beijing Guo Huan Law Firm, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

In addition, Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory recognition in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment obtained in a foreign court of competent jurisdiction (other than certain judgments of a superior court of any state of the Commonwealth of Australia) without any re-examination of the merits of the underlying dispute based on the principal that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is given by a competent foreign court with jurisdiction to give the judgment, (iii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iv) is not in respect of taxes, a fine or a penalty and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

China

Beijing Guo Huan Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As of the date of this prospectus, there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of foreign judgments. Beijing Guo Huan Law Firm has advised us further that, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment if they decide that the judgment violates the basic principles of PRC laws or state sovereignty, security or public interest. As a result, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

LEGAL MATTERS

We are being represented by United Securities Legal Group, APC, a Professional Law Corporation with respect to certain legal matters of United States federal securities and relevant state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Beijing Guo Huan Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. United Securities Legal Group, APC, a Professional Law Corporation may reply upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law. United Securities Legal Group, APC and Maples and Calder (Hong Kong) LLP may reply upon Beijing Guo Huan Law Firm with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and for the year then ended, which are incorporated in this prospectus by reference to the Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report of JWF Assurance PAC, an independent registered public accounting firm, which report contains an explanatory paragraph regarding our ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

The registered business address of JWF Assurance PAC is 60 Paya Lebar Road, #10-16 Paya. Lebar Square Singapore 409051.

Our consolidated financial statements as of December 31, 2023 and for the years ended December 31, 2022 and 2023, which are incorporated in this prospectus by reference to the Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, which report contains an explanatory paragraph regarding our ability to continue as a going concern, given on the authority of said firm as expert in auditing and accounting.

The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://tokencat.com/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. A form of the indemnification agreements has been filed as Exhibit 10.2 to our registration statement on Form F-1 (File No. 333-227940) filed with the SEC on October 23, 2018.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits.

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10. Undertakings.

(A)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Act”), in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
4.1	Registrant’s Specimen Certificate for Class A ordinary shares
4.2

Form of Deposit Agreement among Token Cat and Bank of New York Mellon, as the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder (as amended, initially filed with the SEC on October 23, 2018)

4.3

Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-227940), as amended, initially filed with the SEC on October 23, 2018)

4.4*	Specimen Preferred Share Certificate and Form of Certificate of Designations of Preferred Shares
4.5	Form of Indenture
4.6*	Form of Debt Security
4.7*	Form of Warrant
4.8*	Form of Warrant Agreement
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities
5.2	Opinion of United Securities Legal Group, APC
23.1	Consent of JWF Assurance PAC
23.2	Consent of Marcum Asia CPAs LLP
23.3	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).
23.4	Consent of United Securities Legal Group, APC (as included in Exhibit 5.2)
23.5	Consent of Beijing Guo Huan Law Firm
24.1	Powers of Attorney (included as part of signature page of Part II of this registration statement)
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107	Filing Fee Calculation Table

____________

*        To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**      To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

†        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 17, 2025.

Token Cat Limited
By:	/s/ Guangsheng Liu
Name:	Guangsheng Liu
Title:	Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Guangsheng Liu	Director, Chief Executive Officer, Chief Financial Officer,	December 17, 2025
and Chairman of the Board of Directors

*Jintao Lin	Independent Director	December 17, 2025

*Wentao Deng	Independent Director	December 17, 2025

*Yicheng Yang	Independent Director	December 17, 2025
*By	/s/ Guangsheng Liu
Name: Guangsheng Liu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Token Cat Limited, has signed this registration statement in New York, United States of America on December 17, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.